                                                                   EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      among

                         EQUITY OFFICE PROPERTIES TRUST,

                      EOP OPERATING LIMITED PARTNERSHIP,

                          BEACON PROPERTIES CORPORATION

                                       and

                             BEACON PROPERTIES, L.P.

                         Dated as of September 15, 1997

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1  THE MERGERS ..................................................... 3
   1.1 THE MERGER .......................................................... 3
   1.2 THE PARTNERSHIP MERGER .............................................. 3
   1.3 CLOSING ............................................................. 3
   1.4 EFFECTIVE TIME ...................................................... 4
   1.5 EFFECT OF MERGER ON DECLARATION OF TRUST AND BY-LAWS ................ 4
   1.6 EFFECT OF MERGER ON AGREEMENT OF LIMITED PARTNERSHIP ................ 4
   1.7 TRUSTEES ............................................................ 4
   1.8 EFFECT ON SHARES .................................................... 5
   1.9 EFFECT ON PARTNERSHIP INTERESTS ..................................... 5
   1.10 EXCHANGE RATIOS .................................................... 5
   1.11 REGISTRATION RIGHTS AGREEMENT ...................................... 6
   1.12 UNITHOLDER APPROVAL ................................................ 6
   1.13 NO APPRAISAL RIGHTS ................................................ 6
   1.14 EXCHANGE OF CERTIFICATES; PRE-CLOSING DIVIDENDS; FRACTIONAL
        SHARES ............................................................. 6
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF BEACON ........................10
   2.1 ORGANIZATION, STANDING AND POWER OF BEACON ..........................10
   2.2 BEACON SUBSIDIARIES .................................................10
   2.3 CAPITAL STRUCTURE ...................................................11
   2.4 OTHER INTERESTS .....................................................13
   2.5 AUTHORITY; NONCONTRAVENTION; CONSENTS ...............................13
   2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
        LIABILITIES ........................................................15
   2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS ................................16
   2.8 LITIGATION ..........................................................17
   2.9 PROPERTIES ..........................................................17
   2.10 ENVIRONMENTAL MATTERS ..............................................20
   2.11 RELATED PARTY TRANSACTIONS .........................................20
   2.12 EMPLOYEE BENEFITS ..................................................21
   2.13 EMPLOYEE POLICIES ..................................................23
   2.14 TAXES ..............................................................23
   2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS ....................24
   2.16 BROKER; SCHEDULE OF FEES AND EXPENSES ..............................24
   2.17 COMPLIANCE WITH LAWS ...............................................25
   2.18 CONTRACTS; DEBT INSTRUMENTS ........................................25
   2.19 OPINION OF FINANCIAL ADVISOR .......................................27
   2.20 STATE TAKEOVER STATUTES ............................................27




   2.21 INVESTMENT COMPANY ACT OF 1940 .....................................27
   2.22 DEFINITION OF KNOWLEDGE OF BEACON ..................................27
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF EOP ...........................27
   3.1 ORGANIZATION, STANDING AND POWER OF EOP .............................28
   3.2 EOP SUBSIDIARIES ....................................................28
   3.3 CAPITAL STRUCTURE ...................................................29
   3.4 OTHER INTERESTS .....................................................30
   3.5 AUTHORITY; NONCONTRAVENTION; CONSENTS ...............................31
   3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
         LIABILITIES .......................................................32
   3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS ................................33
   3.8 LITIGATION ..........................................................34
   3.9 PROPERTIES ..........................................................34
   3.10 ENVIRONMENTAL MATTERS ..............................................36
   3.11 TAXES ..............................................................36
   3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES .............................37
   3.13 COMPLIANCE WITH LAWS ...............................................37
   3.14 CONTRACTS; DEBT INSTRUMENTS ........................................37
   3.15 OPINION OF FINANCIAL ADVISOR .......................................38
   3.16 STATE TAKEOVER STATUTES ............................................38
   3.17 INVESTMENT COMPANY ACT OF 1940 .....................................38
   3.18 DEFINITION OF KNOWLEDGE OF EOP .....................................38
   3.19 EOP NOT AN INTERESTED STOCKHOLDER ..................................38
ARTICLE 4  COVENANTS .......................................................38
   4.1 CONDUCT OFBEACON'S AND BEACON PARTNERSHIP'S
         BUSINESS PENDING MERGER ...........................................38
   4.2 CONDUCT OF EOP'S AND EOP PARTNERSHIP'S BUSINESS
         PENDING MERGER ....................................................42
   4.3 NO SOLICITATION .....................................................44
   4.4 AFFILIATES ..........................................................45
   4.5 OTHER ACTIONS .......................................................46
ARTICLE 5  ADDITIONAL COVENANTS ............................................46
   5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY
         STATEMENT; BEACON SHAREHOLDERS MEETING, BEACON UNITHOLDERS
         CONSENT SOLICITATION AND EOP SHAREHOLDERS MEETING .................46
   5.2 ACCESS TO INFORMATION: CONFIDENTIALITY ..............................50
   5.3 REASONABLE BEST EFFORTS; NOTIFICATION ...............................50
   5.4 TAX TREATMENT .......................................................51
   5.5 PUBLIC ANNOUNCEMENTS ................................................52
   5.6 LISTING .............................................................52
   5.7 TRANSFER AND GAINS TAXES ............................................52
   5.8 BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS .......................53
   5.9 INDEMNIFICATION .....................................................54
   5.10 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS .........................56



   5.11 TRANSFER OF MANAGEMENT COMPANY SHARES ..............................57
   5.12 NOTICES ............................................................57
   5.13 RESIGNATIONS .......................................................57
   5.14 THIRD PARTY MANAGEMENT AGREEMENTS ..................................57
   5.15 EXISTING RESTRICTIONS ON RESALE OF CERTAIN
          BEACON PROPERTIES ................................................57
   5.16 AGREEMENT TO  HOLD CERTAIN PROPERTIES AND
          MAINTAIN CERTAIN INDEBTEDNESS ....................................57
   5.17 RWLP CORP ..........................................................58
ARTICLE 6  CONDITIONS ......................................................58
   6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO  EFFECT
          THE MERGER .......................................................58
   6.2 CONDITIONS TO OBLIGATIONS OF EOP AND EOP
          PARTNERSHIP ......................................................59
   6.3 CONDITIONS TO OBLIGATIONS OF BEACON AND BEACON
          PARTNERSHIP ......................................................60
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER ...............................62
   7.1 TERMINATION .........................................................62
   7.2 CERTAIN FEES AND EXPENSES ...........................................64
   7.3 EFFECT OF TERMINATION ...............................................66
   7.4 AMENDMENT ...........................................................66
   7.5 EXTENSION; WAIVER ...................................................66
ARTICLE 8  GENERAL PROVISIONS ..............................................67
   8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES .......................67
   8.2 NOTICES .............................................................67
   8.3 INTERPRETATION ......................................................68
   8.4 COUNTERPARTS ........................................................68
   8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES ......................68
   8.6 GOVERNING LAW .......................................................68
   8.7 ASSIGNMENT ..........................................................69
   8.8 ENFORCEMENT .........................................................69
   8.9 SEVERABILITY ........................................................69
   8.10 EOP EXTENSION OPTION ...............................................69
   8.11 EXCULPATION ........................................................70




                                    EXHIBITS

     EXHIBIT "A"--ARTICLES OF MERGER

     EXHIBIT "B"--CERTIFICATE OF MERGER

                             INDEX OF DEFINED TERMS



AICPA STATEMENT ............................................................5.1(B)
ACQUISITION PROPOSAL .......................................................4.3(A)
ACTION .....................................................................8.10
AFFILIATES .................................................................4.4
AGREEMENT ..................................................................PREAMBLE
ARTICLES OF MERGER .........................................................B
AVERAGE CLOSING PRICE ......................................................7.1(J)
BASE AMOUNT ................................................................7.2
BEACON .....................................................................PREAMBLE
BEACON COMMON SHARE ........................................................1.10(A)
BEACON DISCLOSURE LETTER ...................................................ART. 2
BEACON FINANCIAL STATEMENT DATE ............................................2.7
BEACON MATERIAL ADVERSE CHANGE .............................................2.7
BEACON MATERIAL ADVERSE EFFECT .............................................2.1
BEACON OP UNIT .............................................................1.10(C)
BEACON OTHER INTERESTS .....................................................2.4
BEACON PARTNER APPROVALS ...................................................1.12
BEACON PARTNERSHIP .........................................................PREAMBLE
BEACON PARTNERSHIP AGREEMENT ...............................................1.10(C)
BEACON PREFERRED SHARE .....................................................1.10(B)
BEACON PREFERRED UNIT ......................................................1.10(D)
BEACON PROPERTIES ..........................................................2.9(A)
BEACON RENT ROLL ...........................................................2.9(E)
BEACON SEC DOCUMENTS .......................................................2.6
BEACON SHAREHOLDER APPROVALS ...............................................2.5(A)
BEACON SHAREHOLDERS MEETING ................................................5.1(E)
BEACON SPACE LEASE .........................................................2.9(E)
BEACON STOCK OPTIONS .......................................................2.3(B)
BEACON SUBSIDIARIES ........................................................2.2(A)
BEACON VOTING AGREEMENT ....................................................J
BEAMET .....................................................................2.14(B)
BREAK-UP FEE ...............................................................7.2
BREAK-UP FEE TAX OPINION ...................................................7.2
BREAK-UP EXPENSES ..........................................................7.2
CERTIFICATE OF MERGER ......................................................D
CERTIFICATES ...............................................................1.14(C)
CLOSING ....................................................................1.3
CLOSING DATE ...............................................................1.3
CODE .......................................................................E
COMMITMENT .................................................................4.1(I)




     CONSTRUCTION COMPANY ..................................................I
     CONSTRUCTION COMPANY STOCK PURCHASE AGREEMENT .........................I
     CONTROLLED GROUP MEMBER ...............................................2.12
     DEPARTMENT ............................................................1.4
     DESIGN COMPANY ........................................................I
     DESIGN COMPANY STOCK PURCHASE AGREEMENT ...............................I
     DRULPA ................................................................1.2
     EFFECTIVE TIME ........................................................1.4
     EMPLOYEE PLAN .........................................................2.12
     ENCUMBRANCES ..........................................................2.9(A)
     EOP ...................................................................PREAMBLE
     EOP BYLAWS ............................................................1.5
     EOP COMMON SHARE ......................................................1.10(A)
     EOP DECLARATION OF TRUST ..............................................1.5
     EOP DISCLOSURE LETTER .................................................ART. 3
     EOP FINANCIAL STATEMENT DATE ..........................................3.7
     EOP MANAGEMENT CORP ...................................................I
     EOP MATERIAL ADVERSE CHANGE ...........................................3.7
     EOP MATERIAL ADVERSE EFFECT ...........................................3.1
     EOP OPTIONS ...........................................................3.3(B)
     EOP OP UNIT ...........................................................1.10(C)
     EOP PARTNER APPROVALS .................................................1.12
     EOP PARTNERSHIP .......................................................PREAMBLE
     EOP PARTNERSHIP AGREEMENT .............................................1.6
     EOP PREFERRED SHARE ...................................................1.10(B)
     EOP PREFERRED UNIT ....................................................1.10(D)
     EOP PROPERTIES ........................................................3.9(A)
     EOP RENT ROLL .........................................................3.9(G)
     EOP SEC DOCUMENTS .....................................................3.6
     EOP SHAREHOLDER APPROVALS .............................................3.5(A)
     EOP SHAREHOLDERS MEETING ..............................................5.1(C)
     EOP SPACE LEASE .......................................................3.9(G)
     EOP SUBSIDIARIES ......................................................3.1
     EOP VOTING AGREEMENT ..................................................K
     ERISA .................................................................2.12
     EXCHANGE ACT ..........................................................2.6
     EXCHANGE AGENT ........................................................1.14(A)
     EXCHANGE FUND .........................................................1.14(B)
     EXCHANGE RATIO ........................................................1.10(A)
     FAIR MARKET VALUE .....................................................1.14(G)
     FINAL COMPANY DIVIDEND ................................................1.14(D)
     FORM S-4 ..............................................................5.1(A)
     GAAP ..................................................................2.6
     GOVERNMENTAL ENTITY ...................................................2.5(C)


     HAZARDOUS MATERIALS ...................................................2.10
     INDEBTEDNESS ..........................................................2.18(B)
     INDEMNIFIED PARTIES ...................................................5.9(A)
     INDEMNIFYING PARTIES ..................................................5.9(A)
     INTERESTED STOCKHOLDER ................................................3.19
     KNOWLEDGE OF EOP ......................................................3.18
     KNOWLEDGE OF BEACON ...................................................2.22
     LAWS ..................................................................2.5(C)
     LIENS .................................................................2.2(B)
     MANAGEMENT COMPANY ....................................................I
     MANAGEMENT COMPANY STOCK PURCHASE AGREEMENT ...........................I
     MERGER ................................................................A
     MERGERS ...............................................................C
     MERGER CONSIDERATION ..................................................1.10(B)
     MGCL ..................................................................1.1
     NYSE ..................................................................1.14(G)
     OUTSIDE PROPERTY MANAGEMENT AGREEMENTS ................................2.18(F)
     PARTNER APPROVALS .....................................................1.12
     PARTNERSHIP MERGER ....................................................C
     PAYOR .................................................................7.2
     PENSION PLAN ..........................................................2.12
     PERSON ................................................................2.2(A)
     PREFERRED EXCHANGE RATIO ..............................................1.10(B)
     PREFERRED UNIT EXCHANGE RATIO .........................................1.10(D)
     PRICING PERIOD ........................................................7.1(J)
     PROHIBITED TRANSACTION ................................................2.12(C)
     PROPERTY RESTRICTIONS .................................................2.9(A)
     PROXY STATEMENT .......................................................5.1(A)
     QUALIFYING INCOME .....................................................7.2
     RECIPIENT .............................................................7.2
     REGISTRATION RIGHTS AGREEMENT .........................................1.11
     REIT ..................................................................2.14(B)
     REIT REQUIREMENTS .....................................................7.2
     SEC ...................................................................2.5(C)
     SECRETARY .............................................................1.4
     SHAREHOLDER APPROVALS .................................................3.5(A)
     STOCK PURCHASE AGREEMENTS .............................................I
     SUBSIDIARY ............................................................2.2(A)
     SUPERIOR ACQUISITION PROPOSAL .........................................4.3(D)
     SURVIVING PARTNERSHIP .................................................1.2
     SURVIVING TRUST .......................................................1.1
     TAKEOVER STATUTE ......................................................2.20
     TAXES .................................................................2.14(A)
     TAX PROTECTION AGREEMENT ..............................................2.18(J)



     THIRD PARTY PROVISIONS ................................................8.5
     TITLE 8 ...............................................................1.1
     TRANSFER AND GAINS TAXES ..............................................5.7
     UNIT EXCHANGE RATIO ...................................................1.10(C)
     WELFARE PLAN ..........................................................2.12
     1940 ACT ..............................................................2.21





                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 15, 1997 by and among EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("EOP"), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("EOP Partnership"), BEACON PROPERTIES CORPORATION, a Maryland corporation ("Beacon"), and BEACON PROPERTIES, L.P., a Delaware limited partnership ("Beacon Partnership").

                                R E C I T A L S:

         A. The Board of Trustees of EOP and the Board of Directors of Beacon deem it advisable and in the best interests of their respective shareholders, upon the terms and subject to the conditions contained herein, that Beacon shall merge with and into EOP (the "Merger").

         B. Upon the terms and subject to the conditions set forth herein, EOP and Beacon shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit A and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

         C. EOP, as the managing general partner of EOP Partnership, and Beacon, as the sole general partner of Beacon Partnership, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that Beacon Partnership shall merge with and into EOP Partnership (or a limited liability company owned entirely, directly and/or indirectly, by EOP Partnership, or a limited partnership owned entirely, directly and/or indirectly, by EOP Partnership, as determined by EOP and EOP Partnership), with the holders of partnership interests in Beacon Partnership receiving in any event units of limited partnership interest in EOP Partnership, as set forth herein (the "Partnership Merger" and, together with the Merger, the "Mergers").

         D. Upon the terms and subject to the conditions set forth herein, EOP Partnership and Beacon Partnership shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit B and shall file such Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

         E. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368 of the Code.

         F. For federal income taxes, it is intended that the Partnership Merger, regardless of form, be treated as a contribution by Beacon Partnership of all of its assets to EOP Partnership in exchange for partnership interests in EOP Partnership, as provided for herein, under Section 721 of the Code, and a distribution of such partnership interests by Beacon Partnership to its partners under Section 731 of the Code.

         G. EOP and Beacon have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

         H. EOP, EOP Partnership, Beacon and Beacon Partnership desire to make certain representations, warranties and agreements in connection with the Mergers.

         I. Concurrently with the execution of this Agreement and as an inducement to EOP and EOP Partnership to enter into this Agreement, each of the holders of voting capital stock of each of Beacon Property Management Corporation, a Delaware corporation (the "Management Company"), Beacon Design Corporation, a Massachusetts corporation (the "Design Company"), and Beacon Construction Company, Inc., a Massachusetts corporation (the "Construction Company"), other than Beacon Partnership, has entered into a Stock Purchase Agreement relating to the voting capital stock of the respective companies (the "Management Company Stock Purchase Agreement," the "Design Company Stock Purchase Agreement" and the "Construction Company Stock Purchase Agreement," respectively and, collectively, the "Stock Purchase Agreements"), providing for the sale of all of the outstanding voting capital stock (other than any such voting capital stock held by Beacon Partnership) of the Management Company, the Design Company and the Construction Company, respectively, to Equity Office Properties Management Corp. ("EOP Management Corp.") or its assigns.

         J. As an inducement to EOP to enter into this Agreement, certain members of the Leventhal and Sidman families and trusts and partnerships established for the benefit of the members of the Leventhal and Sidman families have entered into or will (within ten (10) business days following the date of this Agreement) enter into a voting agreement (each, a "Beacon Voting Agreement") pursuant to which such person or entity has agreed, among other things, to vote his or its Beacon Common Shares (as defined in Section 1.10(a) of this Agreement) and Beacon OP Units (as defined in Section 1.10(c) of this Agreement) to approve this Agreement, the respective Mergers and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

         K. As an inducement to Beacon to enter into this Agreement, each of several trusts established for the benefit of members of the family of Samuel Zell, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV, ZML

Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV has entered into or will (within ten (10) business days of the date of this Agreement) enter into a voting agreement (each, an "EOP Voting Agreement") pursuant to which such person or entity has agreed, among other things, to vote his or its EOP Common Shares (as defined in Section 1.10(a) of this Agreement) and EOP OP Units (as defined in Section 1.10(c) of this Agreement) to approve this Agreement, the respective Mergers and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGERS

            1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and the Maryland General Corporation Law ("MGCL"), Beacon shall be merged with and into EOP, with EOP as the surviving real estate investment trust (the "Surviving Trust").

            1.2 The Partnership Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 6, Chapter 17 of the Delaware Code Annotated, as amended (the "DRULPA"), immediately following the consummation of the Merger, Beacon Partnership shall be merged with and into EOP Partnership (or, at EOP Partnership's option, a limited liability company owned entirely, directly and/or indirectly, by EOP Partnership, or a limited partnership owned entirely, directly and/or indirectly, by EOP Partnership, as determined by EOP and EOP Partnership), with EOP Partnership (or such limited partnership or limited liability company subsidiary) as the surviving limited partnership or limited liability company (the "Surviving Partnership"), and with the holders of partnership interests in Beacon Partnership receiving in any event units of partnership interest in EOP Partnership, as set forth in Sections
1.9 and 1.10(c).

            1.3 Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., local time on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article
6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to in writing by the parties.

            1.4 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, EOP and Beacon shall execute and file the Articles of Merger, executed in accordance with Title 8 and the MGCL, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall execute and file the Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware (the "Secretary") and shall make all other filings and recordings required, with respect to the Merger, under Title 8 and the MGCL or, with respect to the Partnership Merger, under the DRULPA. The Mergers shall become effective (the "Effective Time") at such times as EOP and Beacon shall agree should be specified in the Articles of Merger and the Certificate of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

            1.5 Effect of Merger on Declaration of Trust and Bylaws. The Articles of Amendment and Restatement of Declaration of Trust, as amended, of EOP (the "EOP Declaration of Trust") and the Bylaws of EOP (the "EOP Bylaws"), as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

            1.6 Effect of Merger on Agreement of Limited Partnership. The Agreement of Limited Partnership, as amended, of EOP Partnership, as in effect immediately prior to the Effective Time (the "EOP Partnership Agreement"), shall continue in full force and effect after the Merger until further amended in accordance with applicable Delaware law.

            1.7 Trustees. The trustees of the Surviving Trust shall consist of the trustees of EOP immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, together with each of Alan M. Leventhal and Edwin Sidman, who shall, on the third business day after the Effective Time, become a trustee with a term expiring at the first annual meeting of shareholders of EOP, and, in connection with such first annual meeting, EOP's Board of Trustees shall cause these two members to be nominated for election to the Board of Trustees with terms expiring in 1999 and 2001, respectively; provided, however, that if notice with respect to the first annual meeting of shareholders of EOP is mailed prior to the Effective Time, Alan M. Leventhal and Edwin Sidman shall instead, on the first business day after the first annual meeting of shareholders of EOP, become trustees with terms expiring at the annual meetings of shareholders of EOP in 1999 and 2001, respectively. In connection with the second annual meeting of shareholders of EOP, EOP's Board of Trustees shall cause Alan M. Leventhal to be nominated for re-election as a trustee to the Board of Trustees with a term expiring at the annual meeting of shareholders of EOP in 2002. Following their election as trustees, such persons shall serve for their designated terms, subject to their earlier death, resignation or removal. In addition, in the event that EOP's current Chairman of the Board ceases to be Chairman of the Board of EOP prior to the Effective Time, EOP's Board of Trustees shall designate Alan M. Leventhal as Chairman of the Board for a term consisting of at least twelve consecutive months (subject to his remaining a trustee throughout such period of twelve months).

            1.8 Effect on Shares. The effect of the Merger on the shares of capital stock of Beacon shall be as provided in the Articles of Merger. The Merger shall not change the shares of beneficial interest of EOP outstanding immediately prior to the Merger.

            1.9 Effect on Partnership Interests. The effect of the Partnership Merger on the partnership interests of Beacon Partnership shall be as provided in the Certificate of Merger. The Partnership Merger shall not change the partnership interests of EOP Partnership outstanding immediately prior to the Merger.

            1.10 Exchange Ratios.

                 (a) The exchange ratio to be set forth in the Articles of Merger (the "Exchange Ratio") shall be 1.4063 of a common share of beneficial interest, $0.01 par value per share, of EOP ("EOP Common Share") for each share of common stock, $0.01 par value per share, of Beacon ("Beacon Common Share") outstanding immediately prior to the Effective Time.

                 (b) The exchange ratio to be set forth in the Articles of Merger (the "Preferred Exchange Ratio") shall be one 8.98% Series A Cumulative Redeemable preferred share of beneficial interest, liquidation preference $25.00 per share, of EOP ("EOP Preferred Share" and, together with the EOP Common Shares, the "Merger Consideration") for each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Share") outstanding immediately prior to the Effective Time. The holders of the EOP Preferred Shares issued in the Merger shall be entitled to the same rights and privileges as the holders of the Beacon Preferred Shares outstanding on the date hereof.

                 (c) The exchange ratio to be set forth in the Certificate of Merger (the "Unit Exchange Ratio") shall be 1.4063 of a Class A Unit (as defined in the EOP Partnership Agreement) of EOP Partnership ("EOP OP Unit"), for each Partnership Unit (as defined in the Amended and Restated Agreement of Limited Partnership of Beacon Partnership (the "Beacon Partnership Agreement")) other than Series A Preferred Units (as defined in the Beacon Partnership Agreement) ("Beacon OP Unit") outstanding immediately prior to the Effective Time. The holders of the EOP OP Units issued in the Partnership Merger shall be entitled to redeem such EOP OP Units immediately following the consummation of the

Partnership Merger (and thereafter) pursuant to the terms of the EOP Partnership Agreement, and shall be entitled to the same rights and privileges as the holders of EOP OP Units outstanding on the date hereof.

                 (d) The exchange ratio to be set forth in the Certificate of Merger (the "Preferred Unit Exchange Ratio") shall be one 8.98% Series A Preferred Unit of EOP Partnership ("EOP Preferred Unit") for each unit of 8.98% Series A Preferred Unit of Beacon Partnership ("Beacon Preferred Unit") outstanding immediately prior to the Effective Time. EOP, as the holder of the EOP Preferred Units issued in the Partnership Merger, shall be entitled to the same rights and privileges as Beacon, as the holder of the Beacon Preferred Units outstanding on the date hereof.

            1.11 Registration Rights Agreement. At the Effective Time, EOP will assume in writing and succeed to all rights and obligations of Beacon pursuant to the Registration Rights Agreements listed on Schedule 2.3 to the Beacon Disclosure Letter.

            1.12 Partner Approval. Beacon shall seek the requisite approval of the partners of Beacon Partnership to the Partnership Merger to the extent required by the Beacon Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "Beacon Partner Approvals"). EOP shall seek the requisite approval of the partners of EOP Partnership to the Partnership Merger to the extent required by the EOP Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "EOP Partner Approvals," and together with the Beacon Partner Approvals, the "Partner Approvals").

            1.13 No Appraisal Rights. The holders of Beacon Common Shares, Beacon Preferred Shares, Beacon OP Units, EOP Shares, and EOP OP Units are not entitled under applicable law to appraisal rights as a result of the Mergers.

            1.14 Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

                 (a) Exchange Agent. Prior to the Effective Time, EOP shall appoint the exchange agent identified in Exhibit A, or another bank or trust company reasonably acceptable to Beacon, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Beacon Common Shares or Beacon Preferred Shares, as applicable.

                 (b) EOP to Provide Merger Consideration. EOP shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Beacon Common Shares and Beacon Preferred Shares, EOP Common Shares and EOP Preferred Shares (the "Exchange Fund") issuable in exchange for the issued and outstanding Beacon Common Shares and Beacon Preferred Shares pursuant to Section 1.10. Beacon shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Beacon Common Shares, cash payable in respect of any dividends required pursuant to Section 1.14(d)(i) or
(ii).

                 (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Beacon Common Shares and Beacon Preferred Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.10 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as EOP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by EOP, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10, as well as any dividends or other distributions to which such holder is entitled pursuant to
Section 1.14(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Beacon Common Shares or Beacon Preferred Shares which is not registered in the transfer records of Beacon, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of EOP that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this
Section 1.14, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.14(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.14(d) or Section 1.14(g).

                 (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

                     (i) To the extent necessary to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Beacon ending at the Effective Time (and avoid the payment of tax with respect to undistributed income), Beacon shall declare a dividend (the "Final Company Dividend") to holders of Beacon Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit Beacon to satisfy such requirements. If Beacon determines it necessary to declare the Final Company Dividend, it shall notify EOP at least ten (10) days prior to the date for the Beacon Shareholders Meeting (as defined in Section 5.1), and EOP shall declare a dividend per share to holders of EOP Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per EOP Common Share equal to the quotient obtained by dividing (x) the Final Company Dividend per Beacon Common Share paid by Beacon by (y) the Exchange Ratio. The dividends payable hereunder to holders of Beacon Common Shares shall be paid upon presentation of the certificates of Beacon Common Shares for exchange in accordance with this Section 1.14.

                     (ii) No dividends or other distributions with respect to EOP Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of EOP Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.14(g), in each case until the surrender of such Certificate in accordance with this Section
1.14. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional EOP Common Shares to which such holder is entitled pursuant to Section 1.14(g) and (ii) if such Certificate is exchangeable for one or more whole EOP Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole EOP Common Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole EOP Common Shares.

                 (e) No Further Ownership Rights in Beacon Common Shares and Beacon Preferred Shares. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.14 (and any cash paid pursuant to Section 1.14(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificates; provided, however, that Beacon shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Beacon on such Beacon Common Shares or Beacon Preferred Shares, as applicable, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Beacon of the Beacon Common Shares and Beacon Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to EOP for any reason, they shall be canceled and exchanged as provided in this Section 1.14.

                 (f) No Liability. None of Beacon, EOP or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for twelve
(12) months after the Effective Time shall be redelivered by the Exchange Agent to EOP, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.14(c) shall thereafter look only to EOP for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

                 (g) No Fractional Shares

                     (i) No certificates or scrip representing fractional EOP Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of EOP.

                     (ii) No fractional EOP Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional EOP Common Shares pursuant to this Agreement, each holder of Beacon Common Shares upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one EOP Common Share on the New York Stock Exchange (the "NYSE") on the five trading days immediately preceding the Closing Date (the "Fair Market Value") by (ii) the fractional amount of the EOP Common Shares which such holder would otherwise be entitled to receive under this Section 1.14.

                 (h) Except for the provisions relating to the Exchange Agent, certificates and the exchange procedure (which shall not be applicable), all other provisions of this Section 1.14 shall apply to Beacon Partnership, EOP Partnership and the Beacon OP Units with respect to the Partnership Merger.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF BEACON

            Except as set forth in the letter of even date herewith signed by the President and Chief Executive Officer or the Executive Vice President and Chief Operating Officer of Beacon and delivered to EOP prior to the execution hereof (the "Beacon Disclosure Letter"), Beacon and Beacon Partnership represent and warrant to EOP and EOP Partnership as follows:

            2.1 Organization, Standing and Power of Beacon. Beacon is a corporation duly organized, validly existing and in good standing under the laws of Maryland. Beacon has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Beacon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Beacon and the Beacon Subsidiaries (as defined below), taken as a whole (an "Beacon Material Adverse Effect"). Beacon has delivered to EOP complete and correct copies of Beacon's Articles of Incorporation and Amended and Restated Bylaws, in each case, as amended or supplemented to the date of this Agreement.

            2.2 Beacon Subsidiaries.

                (a) Schedule 2.2 to the Beacon Disclosure Letter sets forth (i) each Subsidiary (as defined below) of Beacon (the "Beacon Subsidiaries"), (ii) the ownership interest therein of Beacon, (iii) if not wholly owned by Beacon, the identity and ownership interest of each of the other owners of such Beacon Subsidiary, (iv) each office property and other commercial property owned by such Subsidiary, and (v) if not wholly owned by such Subsidiary, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. Schedule 2.4 sets forth a true and complete list of the equity securities owned by Beacon, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Beacon Subsidiaries.

                (b) Except as set forth in Schedule 2.2 to the Beacon Disclosure Letter, (i) all of the outstanding shares of capital stock of each Beacon Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by Beacon or by another Beacon Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Beacon Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Beacon, by another Beacon Subsidiary or by Beacon and another Beacon Subsidiary are owned free and clear of all Liens. Each Beacon Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Beacon Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Beacon Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Beacon Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Beacon Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to EOP. No effective amendment has been made to the Beacon Partnership Agreement since August 4, 1997.

            2.3 Capital Structure.

                (a) The authorized shares of capital stock of Beacon consist of 25,000,000 shares of preferred stock, $0.01 par value per share, 8,000,000 of which are issued and outstanding on the date of this Agreement, 50,000,000 shares of excess stock, $0.01 par value per share, none of which are issued or outstanding on the date of this Agreement, and 100,000,000 Beacon Common Shares, 55,599,850 of which were issued and outstanding as of September 12, 1997.

                (b) Set forth in Schedule 2.3(b) to the Beacon Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Beacon's capital stock granted under Beacon's Amended and Restated 1994 Stock Option and Incentive Plan and Beacon's 1996 Stock Option Plan or any other formal or informal arrangement (collectively, the "Beacon Stock Options"); and (ii) all other warrants or other rights to acquire shares of Beacon's capital stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 2.3(b) to the Beacon Disclosure Letter sets forth for each Beacon Stock Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number and type of shares of Beacon's capital stock subject to such option, the number and type of shares subject to options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or in Schedule 2.3(b) to the Beacon Disclosure Letter, no shares of Beacon's capital stock were outstanding or reserved for issuance.


                (c) All outstanding shares of Beacon's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Beacon having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Beacon may vote.

                (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3(d) to the Beacon Disclosure Letter and (ii) Beacon OP Units, which may be redeemed for cash or, at the option of Beacon, Beacon Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Beacon or any Beacon Subsidiary is a party or by which such entity is bound, obligating Beacon or any Beacon Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Beacon or any Beacon Subsidiary or obligating Beacon or any Beacon Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Beacon or a Beacon Subsidiary).

                (e) As of the date of this Agreement, 70,943,301 Beacon OP Units (including 8,000,000 8.98% Series A Preferred Units) are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 63,599,850 are owned by Beacon. Schedule 2.3(e) to the Beacon Disclosure Schedule sets forth the name of each holder of Beacon OP Units and the number of Beacon OP Units owned by each such holder as of the date of this Agreement. The Beacon OP Units are subject to no restrictions except as set forth in the Beacon Partnership Agreement or in certain Lock-up Agreements executed by certain holders of Beacon OP Units upon the issuance of such Beacon OP Units. Except as provided in the Beacon Partnership Agreement, Beacon Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Beacon Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in Beacon Partnership.

                (f) All dividends on Beacon Common Shares and Beacon Preferred Shares, and all distributions on Beacon OP Units (including Series A Preferred Units), which have been declared prior to the date of this Agreement have been paid in full, except that certain dividends payable on Beacon Preferred Shares (along with the corresponding distributions payable on Series A Preferred Units) which were declared on September 2, 1997 and are payable on September 15, 1997 have not yet been paid.

                (g) Set forth on Schedule 2.3(g) to the Beacon Disclosure Letter is a list of each Registration Rights Agreement pursuant to which Beacon is obligated to register any securities.

            2.4 Other Interests. Except for interests in the Beacon Subsidiaries and certain other entities as set forth in Schedule 2.4 to the Beacon Disclosure Letter (the "Beacon Other Interests"), neither Beacon nor any Beacon Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to the Beacon Other Interests, Beacon or Beacon Partnership is a partner or stockholder in good standing, and owns such interests free and clear of all Liens. Neither Beacon nor any Beacon Subsidiary is in material breach of any provision of any agreement, document or contract which is of a material nature governing its rights in or to the Beacon Other Interests, all of which agreements, documents and contracts are (a) set forth in the Beacon Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Beacon, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

            2.5 Authority; Noncontravention; Consents.

                (a) Beacon has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "Beacon Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Beacon is a party. The execution and delivery of this Agreement by Beacon and the consummation by Beacon of the transactions contemplated by this Agreement to which Beacon is a party have been duly authorized by all necessary action on the part of Beacon, except for and subject to the Beacon Shareholder Approvals and the Beacon Partner Approvals. This Agreement has been duly executed and delivered by Beacon and constitutes a valid and binding obligation of Beacon, enforceable against Beacon in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                (b) Beacon Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Beacon Partner Approvals, to consummate the transactions contemplated by this Agreement to which Beacon Partnership is a party. The execution and delivery of this Agreement by Beacon Partnership and the consummation by Beacon Partnership of the transactions contemplated by this Agreement to which Beacon Partnership is a party have been duly authorized by all necessary action on the part of Beacon Partnership, except for and subject to the Beacon Shareholder Approvals and the Beacon Partner Approvals. This Agreement has been duly executed and delivered by Beacon Partnership and constitutes a valid and binding obligation of Beacon Partnership, enforceable against Beacon Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                (c) Except as set forth in Schedule 2.5(c)(1) to the Beacon Disclosure Letter, the execution and delivery of this Agreement by Beacon do not, and the consummation of the transactions contemplated by this Agreement to which Beacon is a party and compliance by Beacon with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Beacon or any Beacon Subsidiary under, (i) the Articles of Incorporation or the Amended and Restated Bylaws of Beacon or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Beacon Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Beacon or any Beacon Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Beacon or any Beacon Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Beacon Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Beacon or any Beacon Subsidiary in connection with the execution and delivery of this Agreement by

Beacon or the consummation by Beacon of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 5.1), (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Beacon Disclosure Letter, (B) as may be required under (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Beacon from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Beacon Material Adverse Effect.

            2.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Beacon and Beacon Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since May 26, 1994 and April 9, 1997 respectively, through the date hereof (the "Beacon SEC Documents"). Schedule 2.6(a) to the Beacon Disclosure Letter contains a complete list of all Beacon SEC Documents filed by Beacon or Beacon Partnership with the SEC since January 1, 1997 and on or prior to the date of this Agreement. All of the Beacon SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Beacon SEC Documents. None of the Beacon SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Beacon SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Beacon included in the Beacon SEC Documents or of Beacon Partnership included in the Beacon SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Beacon and its Subsidiaries or Beacon Partnership and its Subsidiaries, as the case may be, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 2.6(b) to the Beacon Disclosure Letter, Beacon has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Beacon SEC Documents or in Schedule 2.6(c) to the Beacon Disclosure Letter, neither Beacon nor any of the Beacon Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Beacon or in the notes thereto and which, individually or in the aggregate, would have a Beacon Material Adverse Effect.

            2.7 Absence of Certain Changes or Events. Except as disclosed in the Beacon SEC Documents or in Schedule 2.7 to the Beacon Disclosure Letter, since the date of the most recent audited financial statements included in Beacon SEC Documents (the "Beacon Financial Statement Date"), Beacon and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Beacon and its Subsidiaries taken as a whole (a "Beacon Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Beacon Material Adverse Change, (b) except for regular quarterly distributions not in excess of $.56 per Beacon Preferred Share or Beacon Preferred Unit or $.50 per Beacon Common Share or Beacon OP Unit (other than Beacon Preferred Units), respectively (or, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Beacon Common Shares, Beacon Preferred Shares or Beacon OP Units, (c) any split, combination or reclassification of the Beacon Common Shares or the Beacon OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Beacon or partnership interests in Beacon Partnership or any issuance of an ownership interest in, any Beacon Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Beacon Material Adverse Effect, (e) any change in accounting methods, principles or practices by Beacon or any Beacon Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Beacon SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Beacon and any officer or director of Beacon.

            2.8 Litigation. Except as disclosed in the Beacon SEC Documents or in Schedule 2.8 to the Beacon Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Beacon and its Subsidiaries (a) which are covered by adequate insurance or
(b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Beacon or a Beacon Subsidiary) or, to the Knowledge of Beacon (as hereinafter defined), threatened in writing against or affecting Beacon or any Beacon Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Beacon Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Beacon or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule
2.8 to the Beacon Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Beacon, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Beacon or any of the Beacon Subsidiaries; provided, however, that if Beacon or Beacon Partnership has prepared Schedule 2.8 to the Beacon Disclosure Letter in good faith, EOP hereby covenants not to exercise any right that it may have to terminate this Agreement pursuant to Section 7.1(b), based solely on any breach of representation of Beacon and Beacon Partnership contained in this sentence; provided further, however, that nothing contained in this Section 2.8 shall affect EOP's right to terminate this Agreement pursuant to Section 7.1(b) with respect to any other matter described in clause (x) or (y) above that occurs or arises after the date hereof.

            2.9 Properties.

                (a) Except as provided in Schedule 2.2 or Schedule 2.9(a) to the Beacon Disclosure Letter, Beacon or the Beacon Subsidiary set forth on Schedule
2.2 to the Beacon Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.2 to the Beacon Disclosure Letter (the "Beacon Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Except as set forth in Schedule 2.2 to the Beacon Disclosure Letter, no other Person has any ownership interest in any of the Beacon Properties, and any such ownership interest so scheduled does not materially detract from the value of the Beacon Subsidiary's interest in, or materially interfere with the present use of, any of the Beacon Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Beacon Disclosure Letter, none of the Beacon Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Beacon Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for (i) Property Restrictions and Encumbrances set forth in the Beacon Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Beacon Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys or subsequently granted by Beacon or the Beacon Subsidiary, which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Beacon Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Beacon Property subject thereto or affected thereby. Schedule 2.9(a) to the Beacon Disclosure Letter lists each of the Beacon Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

                (b) Except as provided in Schedule 2.2 or Schedule 2.9(b) to the Beacon Disclosure Letter, valid policies of title insurance have been issued insuring the applicable Beacon Subsidiary's fee simple title or leasehold estate, as the case may be, to the Beacon Properties owned by it in amounts at least equal to the purchase price therefor paid by such Beacon Subsidiary, subject only to the matters disclosed above and in the Beacon Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No claim has been made against any such policy.

                (c) Except as provided in Schedule 2.9(c) to the Beacon Disclosure Letter, Beacon has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Beacon Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Beacon Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the

Beacon Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same which would have a material adverse effect on such Beacon Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Beacon Properties issued by any governmental authority, (iii) of any structural defects relating to any Beacon Property which would have a material adverse effect on such Beacon Property, (iv) of any Beacon Property whose building systems are not in working order so as to have a material adverse effect on such Beacon Property, or (v) of any physical damage to any Beacon Property which would have a material adverse effect on such Beacon Property for which there is no insurance in effect covering the cost of the restoration.

                (d) Neither Beacon nor any Beacon Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Beacon Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Beacon Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth in Schedule 2.9(d) to the Beacon Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken other than those which would not have a material adverse effect on any of Beacon or the Beacon Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Beacon Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and Beacon has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Beacon Properties delivered to EOP and EOP Partnership prior to the date hereof.

                (e) The rent roll previously provided by Beacon to EOP (the "Beacon Rent Roll") lists each Beacon Space Lease (as defined below) in effect as of April 1, 1997. "Beacon Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Beacon Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Beacon has made available to EOP true, correct and complete copies of all Beacon Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Beacon Material Adverse Effect, all information set forth in the Beacon Rent Roll is true, correct and complete as of the date thereof. Except as set forth in a delinquency report made available to EOP, neither Beacon or any Beacon Subsidiary, on the one hand, nor, to the knowledge of Beacon or Beacon Partnership, any other party, on the other hand, is in monetary default under any Beacon Space Lease, except for such defaults that would not reasonably be expected to have a Beacon Material Adverse Effect.

                2.10 Environmental Matters. Except as disclosed in the Beacon SEC Documents, (a) none of Beacon, any of the Beacon Subsidiaries or, to Beacon's Knowledge, any other Person has caused or permitted the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on or under any of the Beacon Properties and none of Beacon nor any of the Beacon Subsidiaries has any knowledge of the presence of any Hazardous Materials on or under any of the Beacon Properties or (b) none of Beacon, any of the Beacon Subsidiaries, or to Beacon's Knowledge, any other Person, has caused or permitted any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Beacon Properties as a result of any construction on or operation and use of such properties and none of Beacon nor any of the Beacon Subsidiaries has any knowledge of any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on, under or from the Beacon Properties as a result of any construction on or operation and use of such properties, in each of the foregoing cases, which presence or occurrence would, individually or in the aggregate, have a Beacon Material Adverse Effect; and in connection with the construction on or operation and use of the Beacon Properties, Beacon and the Beacon Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Beacon Material Adverse Effect. Beacon has previously delivered or made available to EOP complete copies of all final versions of environmental investigations and testing or analysis made by or on behalf of Beacon or any of the Beacon Subsidiaries that are in the possession of any of them with respect to the environmental condition of the Beacon Properties.

                2.11 Related Party Transactions. Set forth in Schedule 2.11 to the Beacon Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Beacon or any of the Beacon Subsidiaries with (a) any investment banker or financial advisor, (b) any person who is an officer, director or Affiliate (as defined below) of Beacon or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Beacon Common Shares or Beacon OP Units in a private placement. Such documents, copies of all of which have previously been delivered or made available to EOP, are listed in Schedule 2.11 to the Beacon Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

                2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Beacon or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12 to the Beacon Disclosure Letter. With respect to the Employee Plans:

                (a) Except as proposed in Schedule 2.12(a) to the Beacon Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

                (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and, to the best Knowledge of Beacon, each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and, to the best Knowledge of Beacon, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and
Section 501(a) of the

Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, to the best Knowledge of Beacon, threatened with respect to any Employee Plan and, to the best Knowledge of Beacon, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

                 (i) all Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

                 (ii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                 (iii) with respect to each such Employee Plan, to the extent applicable, Beacon has delivered to or has made available to EOP true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and
          (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

                 (c) With respect to each Employee Plan, to the best Knowledge of Beacon, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject Beacon or any Controlled Group Member to material liability.

                 (d) Except as disclosed in Schedule 2.12(d) to the Beacon Disclosure Letter, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of

ERISA. No Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

                (e) With respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code.

            2.13 Employee Policies. No employee handbook of Beacon or any of the Beacon Subsidiaries is currently in effect. Schedule 2.13 to the Beacon Disclosure Letter fairly and accurately summarizes all material employee policies, vacation policies and payroll policies.

            2.14 Taxes.

                (a) Each of Beacon and the Beacon Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, and (B) has paid (or Beacon has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it, except those where the failure to file such tax returns and reports or pay such Taxes would not have a Beacon Material Adverse Effect. The most recent audited financial statements contained in the Beacon SEC Documents reflect an adequate reserve for all material Taxes payable by Beacon and the Beacon Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Beacon Financial Statement Date, Beacon has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Beacon nor any Beacon Subsidiary has incurred any material liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Beacon. To the Knowledge of Beacon, no deficiencies for any Taxes have been proposed, asserted or assessed against Beacon or any of the Beacon Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                (b) Beacon and BeaMetFed, Inc. ("BeaMet") (i) for all taxable years commencing with 1994 (or, in the case of BeaMet, 1995) through December 31, 1996 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 1996 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1997 and for the taxable year of Beacon ending on the Closing Date (or, in the case of BeaMet, on December 31, 1998), and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Beacon's Knowledge, no such challenge is pending or threatened. Each Beacon Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Beacon of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Beacon to violate Section 856(c)(5) of the Code. No Beacon Subsidiary (other than BeaMet, the Management Company, the Design Company and the Construction Company) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Beacon Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Neither Beacon nor any Beacon Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of a notice under IRS Notice 88-19 or (y) which is subject to a consent filed pursuant to
Section 341(f) of the Code and the regulations thereunder.

            2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the Beacon Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Beacon or any Beacon Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule 2.15 to the Beacon Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Beacon or any Beacon Subsidiary.

            2.16 Broker; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated, the fees and expenses of which are described in the engagement letter dated September 12, 1997, between Morgan Stanley & Co., Incorporated and Beacon, a true, correct and complete copy of which has previously been given to EOP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Beacon or any Beacon Subsidiary.

            2.17 Compliance with Laws. Neither Beacon nor any of the Beacon Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a Beacon Material Adverse Effect.

            2.18 Contracts; Debt Instruments.

                 (a) Neither Beacon nor any Beacon Subsidiary has received a written notice that Beacon or any Beacon Subsidiary is in violation of or in default under (nor to the Knowledge of Beacon does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Beacon does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Beacon Material Adverse Effect.

                (b) Except for any of the following expressly identified in Beacon SEC Documents, Schedule 2.18(b) to the Beacon Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined below) of Beacon or any of the Beacon Subsidiaries, other than Indebtedness payable to Beacon or a Beacon Subsidiary is outstanding or may be incurred. For purposes of this Section 2.18, "Indebtedness" shall mean
(i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other person.

                (c) To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18(c) to the Beacon Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Beacon or any Beacon Subsidiary is a party or an obligor with respect thereto.

                (d) Except as set forth in Schedule 2.18(d) of the Beacon Disclosure Letter, neither Beacon nor any of the Beacon Subsidiaries is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Beacon Properties.

                (e) Neither Beacon nor any Beacon Subsidiary is a party to any agreement relating to the management of any Beacon Property by any Person other than the Management Company, Beacon Management L.P. and Beacon Properties South Station Management Company, L.P.

                (f) Neither Beacon nor any of the Beacon Subsidiaries is a party to any agreement pursuant to which Beacon or any Beacon Subsidiary manages or provides services with respect to any real properties other than Beacon Properties, except for the agreements described in Schedule 2.18(f) to the Beacon Disclosure Letter (the "Outside Property Management Agreements").

                (g) Beacon has delivered to EOP prior to the date of this Agreement a true and complete capital budget relating to budgeted construction.
Schedule 2.18(g) to the Beacon Disclosure Letter lists all material agreements entered into by Beacon or any of the Beacon Subsidiaries relating to the development or construction of, or additions or expansions to, any Beacon Real Properties (or any properties with respect to which Beacon has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Beacon or any of the Beacon Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000. True, correct and complete copies of such agreements have previously been delivered or made available to EOP.

                (h) Schedule 2.18(h) to the Beacon Disclosure Letter lists all agreements entered into by Beacon or any Beacon Subsidiary providing for the sale of, or option to sell, any Beacon Properties or the purchase of, or option to purchase, by Beacon or any Beacon Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate which are currently in effect.

                (i) Except as set forth in Schedule 2.18(i) to the Beacon Disclosure Letter, neither Beacon nor any Beacon Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Beacon or any Beacon Subsidiary or (B) to pay any additional purchase price for any of the Beacon Properties.

                (j) Except as set forth in Schedule 2.18(j) to the Beacon Disclosure Letter, neither Beacon nor any Beacon Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Beacon Partnership or any other Beacon Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Beacon or any Beacon Subsidiary, (ii) requires that Beacon or any Beacon Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Beacon Properties, or
(iii) requires that Beacon or any Beacon Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Beacon or any Beacon Subsidiary.

            2.19 Opinion of Financial Advisor. Beacon has received the oral opinion of Morgan Stanley & Co., Incorporated or an affiliate thereof, satisfactory to Beacon, to the effect that the proposed consideration to be received by the holders of Beacon Common Shares pursuant to the Merger is fair to such holders from a financial point of view.

            2.20 State Takeover Statutes. Beacon has taken all action necessary to exempt the transactions contemplated by this Agreement between EOP and Beacon and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

            2.21 Investment Company Act of 1940. Neither Beacon nor any of the Beacon Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

            2.22 Definition of Knowledge of Beacon. As used in this Agreement, the phrase "Knowledge of Beacon" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.22 to the Beacon Disclosure Letter.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF EOP

          Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EOP and delivered to Beacon prior to the execution hereof (the "EOP Disclosure Letter"), EOP and EOP Partnership represent and warrant to Beacon and Beacon Partnership as follows:

            3.1 Organization, Standing and Power of EOP. EOP is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland and has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. EOP is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EOP and the Subsidiaries of EOP (collectively, "EOP Subsidiaries"), taken as a whole (an "EOP Material Adverse Effect"). EOP has delivered to Beacon complete and correct copies of the EOP Declaration of Trust and the EOP Bylaws, as amended or supplemented to the date of this Agreement.

            3.2 EOP Subsidiaries.

                (a) Schedule 3.2(a) to the EOP Disclosure Letter sets forth (i) each EOP Subsidiary, (ii) the ownership interest therein of EOP, (iii) if not wholly owned by EOP, the identity and ownership interest of each of the other owners of such EOP Subsidiary, (iv) each office property and other commercial property owned by such Subsidiary, and (v) if not wholly owned by such Subsidiary, the identity and ownership interest of each of the other owners of such property.

                (b) Except as set forth in Schedule 3.2(b) to the EOP Disclosure Letter, (i) all the outstanding shares of capital stock of each EOP Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by EOP or by another EOP Subsidiary and (C) owned free and clear of all Liens and
(ii) all equity interests in each EOP Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by EOP, by another EOP Subsidiary or by EOP and another EOP Subsidiary are owned free and clear of all Liens. Each EOP Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each EOP Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each EOP Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an EOP Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each EOP Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Beacon. No effective amendment has been made to the EOP Partnership Agreement since September 3, 1997.

            3.3 Capital Structure.

                (a) The authorized shares of beneficial interest of EOP consist of 750,000,000 EOP Common Shares, 152,180,770 of which are issued and outstanding as of September 15, 1997 (including 502,740 EOP Common Shares owned by EOP Partnership), and 100,000,000 preferred shares of beneficial interest, none of which are issued or outstanding as of the date of this agreement.

                (b) Set forth in Schedule 3.3(b) to the EOP Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase EOP's shares of beneficial interest granted under the Employee Share Option and Restricted Share Plan or any other formal or informal arrangement (collectively, the "EOP Options"); and (ii) all other warrants or other rights to acquire EOP's shares of beneficial interest, all limited share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 3.3(b) to the EOP Disclosure Letter sets forth the EOP Options granted to EOP's Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each EOP Option as qualified or nonqualified under Section 422 of the Code, the number of EOP Common Shares subject to each EOP Option, the number and type of EOP's shares of beneficial interest subject to EOP Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or in Schedule 3.3(b) to the EOP Disclosure Letter, no shares of beneficial interest of EOP were outstanding or reserved for issuance (except for EOP Common Shares reserved for issuance upon redemption of EOP OP Units).

                (c) All outstanding shares of beneficial interest of EOP are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of EOP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EOP may vote.

                (d) Except (i) as set forth in this Section 3.3 or in Schedule 3.3(d) to the EOP Disclosure Letter and (ii) EOP OP Units, which may be redeemed for EOP Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EOP or any EOP Subsidiary is a party or by which such entity is bound, obligating EOP or any EOP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EOP or any EOP Subsidiary or obligating EOP or any EOP Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EOP or an EOP Subsidiary).

                (e) As of the date hereof, 165,248,223 EOP OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 155,196,855 are owned by EOP and EOP Subsidiaries.
Schedule 3.3(e) to the EOP Disclosure Schedule sets forth the name of each holder of EOP OP Units and the number of EOP OP Units owned by each such holder as of the date of this Agreement. The EOP OP Units are subject to no restrictions except as set forth in the EOP Partnership Agreement. EOP Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in EOP Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in EOP Partnership.

                (f) All dividends on EOP Common Shares and all distributions on EOP OP Units which have been declared prior to the date of this Agreement have been paid in full, except that the dividends payable on EOP Common Shares (along with the corresponding distributions payable on EOP OP Units) which were declared on September 11, 1997 and are payable on October 9, 1997 have not yet been paid.

                (g) The EOP Common Shares and the EOP Preferred Shares to be issued by EOP, and the EOP OP Units to be issued by the EOP Partnership pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

            3.4 Other Interests. Except for interests in the EOP Subsidiaries and certain other entities as set forth in Schedule 3.4(a) or Schedule 3.5 to the EOP Disclosure Letter, neither EOP nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to such other interests, EOP or EOP Partnership is a partner or stockholder in good standing, and owns such interests free and clear of all Liens. Neither EOP nor any of the EOP Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth in
Schedule 3.4(b) to the EOP Disclosure Letter (or disclosed in the EOP SEC Documents (as defined below)), (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of EOP (as defined in Section 3.19), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

            3.5 Authority; Noncontravention; Consents.

                (a) EOP has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "EOP Shareholder Approvals" and, together with the Beacon Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EOP is a party. The execution and delivery of this Agreement by EOP and the consummation by EOP of the transactions contemplated by this Agreement to which EOP is a party have been duly authorized by all necessary action on the part of EOP, except for and subject to the EOP Shareholder Approvals and the requisite approval, if any is required, of the partners of EOP Partnership. This Agreement has been duly executed and delivered by EOP and constitutes a valid and binding obligation of EOP, enforceable against EOP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                (b) EOP Partnership has the requisite partnership power and, subject to the requisite partner approval of the Partnership Merger (if any), authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which EOP Partnership is a party. The execution and delivery of this Agreement by EOP Partnership and the consummation by EOP Partnership of the transactions contemplated by this Agreement to which EOP Partnership is a party have been duly authorized by all necessary action on the part of EOP Partnership, except for and subject to the EOP Shareholder Approvals. This Agreement has been duly executed and delivered by EOP Partnership and constitutes a valid and binding obligation of EOP Partnership, enforceable against EOP Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                (c) Except as set forth in Schedule 3.5(c)(1) to the EOP Disclosure Letter, the execution and delivery of this Agreement by EOP and EOP Partnership do not, and the consummation of the transactions contemplated by this Agreement to which EOP or EOP Partnership is a party and compliance by EOP or EOP Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EOP or any EOP Subsidiary under, (i) the EOP Declaration of Trust or the EOP Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other EOP Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EOP or any EOP Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EOP or any EOP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EOP Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EOP or any EOP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EOP of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Registration Statement (as defined in Section 5.1) and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and
(v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the EOP Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EOP from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EOP Material Adverse Effect.

            3.6 SEC Documents; Financial Statements; Undisclosed Liabilities. EOP and EOP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since July 8, 1997 through the date hereof (the "EOP SEC Documents"). Schedule 3.6(a) to the EOP Disclosure Letter contains a complete list of all EOP SEC Documents filed by EOP under the Exchange Act since July 8, 1997 and on or prior to the date of this Agreement. All of the EOP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EOP SEC Documents. None of the EOP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EOP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EOP and the EOP Subsidiaries included in the EOP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EOP and the EOP Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EOP SEC Documents or in Schedule 3.6(b) to the EOP Disclosure Letter, neither EOP nor any EOP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EOP or in the notes thereto and which, individually or in the aggregate, would have an EOP Material Adverse Effect.

            3.7 Absence of Certain Changes or Events. Except as disclosed in the EOP SEC Documents or in Schedule 3.7 to the EOP Disclosure Letter, since the date of the most recent audited financial statements included in the EOP SEC Documents (the "EOP Financial Statement Date"), EOP and the EOP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EOP and the EOP Subsidiaries taken as a whole (a "EOP Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EOP Material Adverse Change, (b) except for regular quarterly distributions (in the case of EOP) not in excess of $.30 per EOP Common Share, subject to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EOP's shares of beneficial interest, (c) any split, combination or reclassification of any of EOP's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EOP Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EOP or any EOP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EOP SEC Documents or required by a change in GAAP.

            3.8 Litigation. Except as disclosed in the EOP SEC Documents or in
Schedule 3.8 to the EOP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EOP and the EOP Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of EOP or an EOP Subsidiary) or, to the Knowledge of EOP (as defined in Section 3.19), threatened in writing against or affecting EOP or any EOP Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EOP Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EOP or any EOP Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

            3.9 Properties.

                (a) Except as set forth in Schedule 3.9(a) to the EOP Disclosure Letter, EOP or one of the EOP Subsidiaries owns fee simple title to each of the real properties listed in the EOP SEC Filings as owned by it (the "EOP Properties"), except where the failure to own such title would not have an EOP Material Adverse Effect.

                (b) The EOP Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause an EOP Material Adverse Effect.

                (c) Valid policies of title insurance have been issued insuring EOP's or the applicable EOP Subsidiary's fee simple title or leasehold estate, as the case may be, to the EOP Properties in amounts which are, except in the case of San Felipe Plaza, at least equal to the purchase price thereof paid by EOP or the applicable EOP Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EOP Material Adverse Effect.

                (d) EOP has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EOP Properties where such failure would have an EOP Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would have an EOP Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EOP Properties issued by any governmental authorities which would have an EOP Material Adverse Effect or
(iii) of any structural defects relating to EOP Properties, EOP Properties whose building systems are not in working order, physical damage to any EOP Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EOP Material Adverse Effect.

                (e) Except as set forth in Schedule 3.9(e) to the EOP Disclosure Letter, neither EOP nor any of the EOP Subsidiaries has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EOP Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EOP Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EOP Material Adverse Effect.

                (f) All work to be performed, payments to be made and actions to be taken by EOP or the EOP Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EOP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EOP Material Adverse Effect, and EOP has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

                (g) The rent roll previously provided by EOP to Beacon (the "EOP Rent Roll") lists each EOP Space Lease (as defined below) in effect as of the respective dates in August 1997 indicated in the EOP Rent Roll. "EOP Space Lease" means each lease or other right of occupancy affecting or relating to a property in which EOP Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. EOP has made available to Beacon true, correct and complete copies of all EOP Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect, all information set forth in the EOP Rent Roll is true, correct, and complete as of the date thereof. Except as set forth in a delinquency report made available to EOP, neither EOP nor any EOP Subsidiary, on the one hand, nor, to the Knowledge of EOP or EOP Partnership, any other party, on the other hand, is in monetary default under any EOP Space Lease, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

            3.10 Environmental Matters. Except as disclosed in the EOP SEC Documents or on Schedule 3.10 to the EOP Disclosure Letter, (a) none of EOP, any of the EOP Subsidiaries or, to EOP's Knowledge, any other Person has caused or permitted the unlawful presence of any Hazardous Materials on or under any of the EOP Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on, under or from the EOP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EOP Material Adverse Effect; and in connection with the construction on or operation and use of the EOP Properties, EOP and the EOP Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EOP Material Adverse Effect.

            3.11 Taxes.

                 (a) Each of EOP and the EOP Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, and (ii) has paid (or EOP has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EOP Material Adverse Effect. The most recent audited financial statements contained in the EOP SEC Documents reflect an adequate reserve for all material Taxes payable by EOP and the EOP Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EOP Financial Statement Date, EOP has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EOP nor any EOP Subsidiary has incurred any material liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EOP. To the Knowledge of EOP, no deficiencies for any Taxes have been proposed, asserted or assessed against EOP or any of the EOP Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                 (b) EOP (i) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT within the meaning of Section 856 of the

Code for the taxable year ending December 31, 1997 and intends to continue to operate in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (ii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to EOP's Knowledge, no such challenge is pending or threatened. Each EOP Subsidiary which is a partnership, joint venture or limited liability company (i) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by EOP of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause EOP to violate Section 856(c)(5) of the Code. Each EOP Subsidiary which is a corporation (other than EOP Management Corp.) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. EOP Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Except as set forth in Schedule 3.11 to the EOP Disclosure Letter neither EOP nor any EOP Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of a notice under IRS Notice 88-19 or (y) which is subject to a consent filed pursuant to
Section 341(f) of the Code and the regulations thereunder.

            3.12 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. and Merrill Lynch & Co., the fees and expenses of which will be paid by EOP and are described in the respective engagement letters with J.P. Morgan Securities Inc. and Merrill Lynch & Co., true, correct and complete copies of which have previously been given to Beacon, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EOP or any EOP Subsidiary.

            3.13 Compliance with Laws. Neither EOP nor any of the EOP Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EOP Material Adverse Effect.

            3.14 Contracts; Debt Instruments. Neither EOP nor any EOP Subsidiary has received a written notice that EOP or any EOP Subsidiary is in violation of or in default under (nor to the Knowledge of EOP does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EOP does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EOP Material Adverse Effect, except as set forth in the EOP SEC Documents or in Schedule 3.14 to the EOP Disclosure Letter.

            3.15 Opinion of Financial Advisor. EOP has received the oral opinion of J.P. Morgan Securities Inc., satisfactory to EOP, to the effect that the consideration to be paid by EOP and EOP Partnership in connection with the Mergers is fair, from a financial point of view, to EOP and EOP Operating Partnership.

            3.16 State Takeover Statutes. EOP has taken all action necessary to exempt transactions between EOP and Beacon and its Affiliates from the operation of Takeover Statutes.

            3.17 Investment Company Act of 1940. Neither EOP nor any of the EOP Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

            3.18 Definition of Knowledge of EOP. As used in this Agreement, the phrase "Knowledge of EOP" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.19 to the EOP Disclosure Letter.

            3.19 EOP Not an Interested Stockholder. EOP is not an "interested stockholder" of Beacon or an "affiliate of an interested stockholder" of Beacon within the meaning of Section 3-601 of the MGCL.

                                    ARTICLE 4

                                    COVENANTS

                4.1 Conduct of Beacon's and Beacon Partnership's Business Pending Merger. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by EOP or as expressly provided for in this Agreement (including as contemplated by the Principal Terms of the Tax Protection Agreements set forth as Schedule 5.16 hereto), Beacon and Beacon Partnership shall, and shall cause (or, in the case of Beacon Subsidiaries that Beacon or Beacon Partnership do not control, shall use reasonable best efforts to cause) each of the Beacon Subsidiaries to:

                (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

                (b) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

                (c) confer on a regular basis with one or more representatives of EOP to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

                (d) promptly notify EOP of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                (e) promptly deliver to EOP true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Beacon Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Beacon notifies EOP that it is availing itself of such extensions and provided such extensions do not adversely affect Beacon's status as a qualified REIT under the Code;

                (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Beacon's status as a REIT or the status of any Beacon Subsidiary as a partnership for federal income tax purposes, as the case may be);

                (i) make all capital expenditures, and expenditures relating to leasing, in accordance with a budget of Beacon approved by EOP, which approval shall not be unreasonably withheld, and will not (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction (other than Commitments referred to in Schedule 4.1(i) to the Beacon Disclosure Letter) involving in excess of $100,000 which is not included in its budget approved by EOP, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its office property business or (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness described on Schedule 4.1(i) to the Beacon Disclosure Letter;

                (j) not amend its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Beacon Subsidiary;

                (k) make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in
Schedule 2.3 to the Beacon Disclosure Letter or (ii) the redemption of Beacon OP Units under existing contracts described on Schedule 2.18, or pursuant to the Beacon Partnership Agreement, for cash or, at Beacon's option, Beacon Common Shares;

                (l) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Beacon Stock Options;

                (m) except as provided in Section 5.10 and in connection with the use of Beacon Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Beacon Common Shares or Beacon OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Beacon, except for (A) redemptions of Beacon Common Shares required under
Section 9.5 of the Articles of Incorporation of Beacon in order to preserve the status of Beacon as a REIT under the Code, and (B) redemptions of Beacon OP Units, whether or not outstanding on the date of this Agreement, under the Beacon Partnership Agreement in which Beacon Common Shares are utilized;

                (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the Beacon Properties, except in connection with a transaction that is permitted by Section 4.1(i) or that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule 2.18 to the Beacon Disclosure Schedule;

                (o) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by Section 4.1(n) or that is made in the ordinary course of business and is not material, individually or in the aggregate;

                (p) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Beacon Subsidiaries in existence on the date hereof;

                (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EOP or incurred in the ordinary course of business consistent with past practice;

                (r) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                (s) not enter into any Commitment with any officer, director or Affiliate of Beacon or any of the Beacon Subsidiaries or any material Commitment with any consultant;

                (t) not increase any compensation or enter into or amend any employment agreement described in Schedule 2.18 to the Beacon Disclosure Letter with any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements;

                (u) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes to severance benefits to provide that an employee whose position is transferred to a location outside the standard metropolitan statistical area in which such employee is currently employed shall not forfeit severance benefits by reason of failure to accept such transfer, changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

                (v) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

                (w) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the acquisition of Beacon OP Units in exchange for Beacon Common Shares pursuant to exercise of the Beacon OP Unit redemption right under Section 8.6 of the Beacon Partnership Agreement;

                (x) not accept a promissory note in payment of the exercise price payable under any option to purchase Beacon Common Shares; and

                (y) not enter into, or modify, amend or breach any Tax Protection Agreement.

            4.2 Conduct of EOP's and EOP Partnership's Business Pending Merger. During the period from the date of this Agreement to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Beacon, EOP and EOP Partnership shall, and shall cause (or, in the case of EOP Subsidiaries that EOP or EOP Partnership do not control, use reasonable best efforts to cause) each of the EOP Subsidiaries to:

                (a) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

                (b) confer on a regular basis with one or more representatives of Beacon to report operational matters of materiality which would have an EOP Material Adverse Effect;

                (c) promptly notify Beacon of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                (d) promptly deliver to Beacon true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the EOP Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect EOP's status as a qualified REIT under the Code;

                (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve EOP's status as a REIT or the status of any EOP Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

                (h) not enter into any Commitment for the acquisition of any real property (other than all real estate projects described in Schedule 4.2(h) to the EOP Disclosure Letter) if the amount of such Commitment would cause the aggregate amount of all such Commitments subsequent to the date hereof to exceed $1,300,000,000 unless such Commitment has been approved by Beacon;

                (i) not amend the EOP Declaration of Trust or the EOP Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any EOP Subsidiary, including the EOP Partnership Agreement (except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by EOP without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of EOP OP Units);

                (j) except as provided in Section 5.10 hereof and in connection with the use of EOP Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any EOP Common Shares or EOP OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of EOP, except for (A) redemptions of EOP Common Shares required under Section 7.3.6 of the EOP Declaration of Trust in order to preserve the status of EOP as a REIT under the Code, and (B) redemptions of EOP OP Units, whether or not outstanding on the date of this Agreement, under the EOP Partnership Agreement in which EOP Common Shares are utilized;

                (k) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the EOP Properties, except in connection with a transaction that would not reasonably be expected to have an EOP Material Adverse Effect;

                (l) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by Section 4.2(k) or that is not material, individually or in the aggregate;

                (m) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) if it would reasonably be expected to have an EOP Material Adverse Effect;

                (n) not directly or indirectly through a subsidiary, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any person or entity whose securities are registered under the Exchange Act unless such transaction has been approved by Beacon; and

                (o) except as contemplated by this Agreement, not issue any EOP or EOP Partnership securities pursuant to a Registration Statement filed with the SEC relating to the public offering of any EOP or EOP Partnership securities from the date hereof until the date of the Proxy Statement (as defined in Section 5.1) unless such issuance has been approved by Beacon.

            4.3 No Solicitation. Prior to the Effective Time, Beacon agrees, for itself and in its capacity as general partner of the Beacon Partnership, that:

                (a) neither it nor any of the Beacon Subsidiaries shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 10% or more of the outstanding equity securities of Beacon, consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets or equity securities (including, without limitation, partnership interests and units) of Beacon or Beacon Partnership, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any discussions or negotiations concerning or provide any confidential or non-public information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

                (b) neither it nor any of the Beacon Subsidiaries will permit any of its officers, directors, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representative retained by Beacon to engage in any of the activities described in Section 4.3(a);

                (c) it and the Beacon Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in
Section 4.3(b) of the obligations undertaken in this Section 4.3; and

                (d) it will notify EOP immediately if Beacon or any of the Beacon Subsidiaries receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.3 shall prohibit the Board of Directors of Beacon (including with respect to Beacon's capacity as general partner of Beacon Partnership) from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) a majority of the Board of Directors of Beacon determines in good faith, based upon the advice of its outside counsel, that such action is required for the Board of Directors of Beacon to comply with its duties to shareholders imposed by applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Beacon provides written notice to EOP to the effect that it is furnishing information to, or entering into discussions with, such person or entity; and (ii) making any disclosure required by applicable law with regard to an Acquisition Proposal. Nothing in this Section 4.3 shall (x) permit Beacon to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Beacon to enter into an agreement for an Acquisition Proposal during the term of this Agreement or (z) affect any other obligation of Beacon under this Agreement; provided, however, that a majority of the Board of Directors of Beacon may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger in accordance with Section 5.1(e). Any disclosure that the Board of Directors of Beacon may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 4.3. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Directors of Beacon resolves in good faith to be in the best interests of and more favorable to Beacon's shareholders than the Merger and which the Board of Directors of Beacon determines is reasonably capable of being consummated.

            4.4 Affiliates. Prior to the Effective Time, Beacon shall cause to be prepared and delivered to EOP a list (reasonably satisfactory to counsel for EOP) identifying all persons who, at the time of the Beacon and EOP Shareholders Meetings, may be deemed to be "affiliates" of Beacon as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Beacon shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to EOP on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EOP Common

Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. EOP shall be entitled to place legends as specified in such written agreements on the certificates representing any EOP Common Shares to be received pursuant to the terms of this Agreement by such Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the EOP Common Shares issued to such Affiliates, consistent with the terms of such agreements. The Surviving Trust shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Beacon or EOP may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

            4.5 Other Actions. Each of Beacon and Beacon Partnership on the one hand and EOP and EOP Partnership on the other hand shall not, and shall use commercially reasonable efforts to cause their respective subsidiaries and joint ventures not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.3, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Preparation of the Registration Statement and the Proxy Statement; Beacon Shareholders Meeting, Beacon Unitholders Consent Solicitation and EOP Shareholders Meeting.

                (a) As promptly as practicable after execution of this Agreement, (i) each of Beacon and EOP shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, (x) one or more joint proxy statements/prospectuses and forms of proxies (such joint proxy statement(s)/prospectus(es) together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meetings of each of Beacon and EOP, the vote of the stockholders of Beacon and EOP with respect to the Merger, and the consent, if any, of partners of Beacon Partnership and EOP Partnership in connection with any required Partner

Approvals and (y) an information statement/prospectus relating to the issuance of EOP Preferred Shares pursuant to the Merger and (ii) following clearance by the SEC of the Proxy Statement, EOP shall within two business days prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement and any information statement/prospectus described in clause (y) above will be included, as one or more prospectuses in connection with the registration under the Securities Act of the EOP Common Shares, EOP Preferred Shares and EOP OP Units to be distributed to the holders of Beacon Common Shares, Beacon
Preferred Stock and Beacon OP Units in the Merger. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Beacon, Beacon Partnership, EOP and EOP Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. EOP shall use its reasonable best efforts, and Beacon will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC), taking into account EOP's permitted activities hereunder and applicable legal requirements. Each of Beacon and Beacon Partnership, on the one hand, and EOP and EOP Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4 and to cause the Proxy Statement and the Form S-4 as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Beacon, Beacon Partnership, EOP and EOP Partnership agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Beacon and EOP and at the time of the respective taking of consents, if any, of partners of Beacon Partnership and EOP Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EOP will advise and deliver copies (if any) to Beacon, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless whether such requests relate to EOP or EOP Partnership, on the one hand, and Beacon or Beacon Partnership, on the other hand), and EOP shall promptly notify Beacon of (i) the time when the Form S-4 has become effective, (ii) or any supplement or amendment thereto has been filed, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the EOP Common Shares, EOP Preferred Shares and EOP OP Units issuable in connection with the Mergers.

                (b) Each of Beacon, Beacon Partnership, EOP and EOP Partnership shall use its reasonable best efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) EOP and EOP Partnership shall have received a "comfort" letter from Coopers & Lybrand, LLP, independent public accountants for Beacon and Beacon Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to EOP and EOP Partnership, in form and substance reasonably satisfactory to EOP and EOP Partnership, concerning the procedures undertaken by Coopers & Lybrand, LLP with respect to the financial statements and information of Beacon, Beacon Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance or letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Beacon shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for EOP and EOP Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Beacon and Beacon Partnership, in form and substance reasonably satisfactory to Beacon, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of EOP, EOP Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                (c) EOP will duly call and as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EOP), give notice of, convene and hold a meeting of its shareholders (the "EOP Shareholders Meeting") for the purpose of obtaining the EOP Shareholder Approvals. EOP will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

                (d) On or before September 22, 1997, EOP and EOP Partnership shall deliver to Beacon and Beacon Partnership (i) a list of all information to be provided by Beacon or Beacon Partnership that is required to be included in the Proxy Statement in accordance with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) an irrevocable letter of credit in the face amount of $10,000,000 issued by a bank reasonably acceptable to the parties, naming Beacon Partnership as beneficiary, expiring no sooner than June 1, 1998 and payable at site upon presentation of a sight draft and an affidavit of Beacon Partnership stating that all conditions to a draw under the letter of credit pursuant to this
Section 5.1(d) have been met and the beneficiaries are entitled to draw the full amount thereunder. In addition, in the event that EOP and EOP Partnership shall fail to file the Proxy Statement with the SEC within fifteen (15) days after EOP and EOP Partnership have received all information requested pursuant to clause
(i) above substantially in final form, EOP and EOP Partnership shall deliver to Beacon and Beacon Partnership another irrevocable letter of credit in the face amount of $5,000,000 and otherwise satisfying the requirements of clause (ii) above. In the event Beacon shall terminate this Agreement pursuant to Section 7.1(e), and provided that Beacon shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of either of the events referred to in clauses (x) and (y) to this
Section 5.1(d), then at any time following the expiration of three (3) business days after EOP's receipt of written notice of such termination, Beacon shall be entitled to draw on the letter(s) of credit posted pursuant to this Section 5.1(c) if either of the following events has occurred: (x) EOP and EOP Partnership shall have failed to file the Proxy Statement with the SEC within fifteen (15) days after EOP and EOP Partnership have received all information requested pursuant to clause (i) above substantially in final form or (y) the Form S-4 shall not have been declared effective by the SEC on or before February 27, 1998. The receipt of Beacon and Beacon Partnership of any amounts pursuant to this Section 5.1(d) shall not affect the other remedies, if any, available to such parties.

                (e) Beacon will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Beacon), convene and hold a meeting of its shareholders (the "Beacon Shareholders Meeting") for the purpose of obtaining Beacon Shareholder Approvals. Beacon will, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Beacon Shareholders Meeting, such recommendation may be withdrawn, modified or amended if a majority of the Board of Directors of Beacon determines in good faith, based upon the advice of its outside counsel, that such action is required for the Board of Directors of Beacon to comply with its duties to its shareholders imposed by applicable law.

                (f) EOP and Beacon shall use their best efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and 5.3, shall be a day not later than 45 days after the date the Proxy Statement is mailed.

                (g) If on the date for the EOP Shareholders Meeting and Beacon Shareholders Meeting established pursuant to Section 5.1(f) of this Agreement, either EOP or Beacon has not received duly executed proxies for a sufficient number of votes to approve the Merger (but less than a majority of the outstanding Beacon Common Shares or EOP Common Shares, as the case may be, have voted against the Merger), then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date ten (10) days after the originally scheduled date of the shareholders meetings.

                (h) Beacon will request written consents for approval by the limited partners of Beacon Partnership of each of the matters described in the definition of Beacon Partner Approvals. Beacon hereby agrees to vote in favor of such matters and to recommend to the limited partners of Beacon Partnership that they approve such matters. EOP will request written consents, if any is required, by the limited partners, of EOP Partnership of each of the matters described in the definition of EOP Partner Approvals. EOP hereby agrees to vote, if any is required, in favor of such matters and to recommend to the limited partners of EOP Partnership that they approve such matters.

            5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of the parties shall, and shall cause each of its Subsidiaries to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence.

            5.3 Reasonable Best Efforts; Notification.

                (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

                (b) Beacon and Beacon Partnership shall use all reasonable best efforts to obtain from Coopers & Lybrand, LLP, access to all work papers relating to audits of Beacon and Beacon Partnership performed by Coopers & Lybrand, LLP, and the continued cooperation of Coopers & Lybrand, LLP, with regard to the preparation of consolidated financial statements for the Surviving Trust.

                (c) Beacon and Beacon Partnership shall give prompt notice to EOP and EOP Partnership, and EOP and EOP Partnership shall give prompt notice to Beacon and Beacon Partnership, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            5.4 Tax Treatment. Each of EOP and Beacon shall use its reasonable best efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e). If, based upon the advice of counsel, EOP and Beacon determine that the Partnership Merger could reasonably be expected to create a risk that the Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, EOP and Beacon undertake to use reasonable best efforts to negotiate and structure an alternative means to effect the Merger, for EOP to acquire the interest in Beacon Partnership owned by Beacon, and for the holders of Beacon OP Units to receive EOP OP Units (or the economic and tax equivalent thereof) in exchange for their Beacon OP Units. EOP Partnership will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the Beacon Partnership as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of such properties to offset the effect of the "ceiling rule"). EOP Partnership and Beacon Partnership shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Beacon Partnership, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of the EOP Partnership pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, EOP Partnership shall use a methodology to be agreed upon between EOP Partnership and Beacon Partnership.

                5.5 Public Announcements. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements which address in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement.

                5.6 Listing. EOP shall use all reasonable best efforts to cause the EOP Common Shares and the EOP Preferred Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                5.7 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, EOP shall pay or cause EOP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of EOP Common Shares and EOP Preferred Shares, or EOP OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

            5.8 Benefit Plans and Other Employee Arrangements.

                (a) Benefit Plans. After the Effective Time, all employees of Beacon who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, of Beacon which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EOP in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time. With respect to each such employee benefit plan, service with Beacon or any Beacon Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits.

                (b) Stock Option Plan. The stock option plan of Beacon shall be discontinued.

                (c) Beacon Stock Options. As of the Effective Time, each outstanding Beacon Stock Option shall vest and be immediately exercisable, be assumed by EOP, and be deemed to constitute an option to acquire the same number of EOP Common Shares as the holder of such Beacon Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Beacon Stock Option in full immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the Beacon Common Shares subject to such Beacon Stock Option divided by the number of full EOP Common Shares deemed to be purchasable pursuant to such Beacon Stock Option; provided, however, that the number of EOP Common Shares that may be purchased upon exercise of such Beacon Stock Option shall not include any fractional share and, upon the first such exercise of such Beacon Stock Option, a cash payment shall be made for any fractional share calculated in accordance with and in the manner provided for calculations as to be paid in lieu of fractional shares as part of the Merger Consideration under Section 1.10. All such Beacon Stock Options held by directors and officers of Beacon above the office of Vice President shall remain exercisable for one day after the Closing Date and shall expire at 11:59 p.m., New York time, on the day next business day following the Closing Date and all such Beacon Stock Options held by persons other than directors and officers of Beacon above the office of Vice President shall expire on the six month anniversary of the Closing Date if such person's employment does not terminate prior to or during such six-month period; provided, however, that EOP shall use its reasonable best efforts to enable each person who holds Beacon Stock Options as of the Effective Time and who exercises (with no requirement to deliver funds or withholding amounts until settlement) such Beacon Stock Options subsequent to the Effective Time but prior to 11:59 p.m., New York time, on the next business day following the Closing Date to receive (other than from EOP or any EOP Subsidiary), within four (4) business days after the Effective Time, an amount per Beacon Stock Option equal to the excess, if any, of (A) the closing price of one EOP Common Share on the New York Stock Exchange (the "NYSE") on the next business day following the Closing Date, over (B) the sum of (i) the exercise price of such Beacon Stock Option divided by the Exchange Ratio plus (ii) with respect to directors and officers of Beacon above the office of Vice President, an amount equal to any reasonable and customary brokerage commissions payable with respect to the sale of EOP Common Shares in connection with such option exercise; and, if EOP is unsuccessful in enabling each such person to receive such amount, then such Beacon Stock Option shall not expire prior to its stated expiration date and EOP shall use its reasonable best efforts to make other arrangements to enable each such person to receive the full economic benefit of such amount (provided that neither EOP nor any EOP Subsidiary shall have any obligation to pay to any such person any amount of cash or cash equivalents with respect to his or her Beacon Stock Options).

                (d) Withholding. To the extent required by applicable law, Beacon shall require each employee who exercises a Beacon Stock Option or who receives Beacon Common Shares pursuant to any existing commitment to pay to Beacon in cash or Beacon Common Shares an amount sufficient to satisfy in full Beacon's obligation to withhold Taxes incurred by reason of such exercise or issuance.

            5.9 Indemnification.

                (a) From and after the Effective Time, EOP and EOP Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Beacon or any Beacon Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Beacon and the Beacon Subsidiaries immediately prior to the Effective Time in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof; provided, however, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

                (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Beacon or EOP, or any Beacon Subsidiary or EOP Subsidiary, or by or in the right of Beacon or EOP, or any Beacon Subsidiary or EOP Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, employee or director of Beacon or any Beacon Subsidiary (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Beacon or any of the Beacon Subsidiaries or any action or omission by such person in his capacity as a director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, EOP, Beacon and the Indemnified Parties, hereby agree to use their reasonable best efforts to cooperate in the defense of such claim, action, suit, proceeding or investigation. The Indemnified Parties shall have the right to select counsel, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). It is understood and agreed that, after the Effective Time, the Indemnifying Parties shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement affected without their prior written consent, and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Person shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Parties of such claim and the relevant facts and circumstances with respect thereto; provided, however, that the failure to provide such notice shall not affect the obligations of EOP except to the extent such failure to notify materially prejudices the Indemnifying Parties ability to defend such claim, action, suit, proceeding or investigation; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.9(b) prior to the Effective Time.

                (c) At or prior to the Effective Time, EOP shall purchase directors' liability insurance policy coverage for Beacon's executive officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Beacon to such directors and officers. Beacon shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

                (d) This Section 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of EOP. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9 and EOP acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section.

                (e) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

            5.10 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither Beacon nor EOP shall make any dividend or distribution to its shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of quarterly distributions with respect to the Beacon Common Shares or EOP Common Shares for the dividend for the third quarter of 1997 and for each quarterly dividend thereafter in an amount up to the dividend per share paid by it for the second quarter of 1997 (provided that, for purposes of this Section 5.10 only, EOP's dividend per share paid by it for the second quarter of 1997 shall be deemed to be $.30); provided, however, the record date for each distribution with respect to the Beacon Common Shares shall be the same date as the record date for the quarterly distribution for the EOP Common Shares as provided to Beacon by notice not less than twenty
(20) business days prior to the record date for any quarterly EOP distribution. From and after the date of this Agreement, Beacon Partnership shall not make any distribution to the holders of Beacon OP Units except a distribution per Beacon OP Unit in the same amount as a dividend per Beacon Common Share permitted pursuant to this Section, with the same record and payment dates as such dividend on the Beacon Common Shares.

The foregoing restrictions shall not apply, however, to the extent a distribution by Beacon or EOP is necessary for Beacon or EOP, as applicable, to maintain REIT status.

            5.11 Transfer of Management Company Shares. At the Closing and pursuant to the Stock Purchase Agreements, each of the holders of voting capital stock of the Management Company, Design Company and Construction Company (other than Beacon Partnership, to the extent it owns any such voting capital stock) shall transfer to EOP Management Corp. or such person or persons as EOP Management Corp. shall designate by written notice delivered to them prior to the Closing, all of the shares of each such Company owned by them, constituting all the outstanding shares of such companies which are not owned by Beacon Partnership, for an aggregate consideration in an amount equal to the fair market value of such shares, as determined in accordance with the provisions of the Stock Purchase Agreements.

            5.12 Notices. EOP shall provide such notice to its preferred shareholders of the Merger as is required under Maryland law.

            5.13 Resignations. On the Closing Date, Beacon shall cause the directors and officers of each of the Beacon Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

            5.14 Third Party Management Agreements. Beacon will not, and will not permit any of its Subsidiaries to, amend the management agreements pursuant to which Beacon, directly or indirectly, manages buildings in which Beacon does not own a 100% interest. Beacon will not, and will not permit any Beacon Subsidiary to, renew such management agreements except on terms which permit its cancellation by Beacon or the applicable Beacon Subsidiary on thirty days' notice or less without any charge, penalty or other cost for such cancellation.

            5.15 Existing Restrictions on Resale of Certain Beacon Properties. EOP and EOP Partnership shall assume the obligations of Beacon, Beacon Partnership or the applicable Beacon Subsidiary, as the case may be, under the Tax Protection Agreements described in Schedule 2.18(j) to the Beacon Disclosure Letter.

            5.16 Agreement to Hold Certain Properties and Maintain Certain Indebtedness. EOP and EOP Partnership will enter into agreements with Beacon and Beacon Partnership, for the benefit of and enforceable by the individuals and entities set forth in Schedule 5.16 hereto, implementing the principal terms set forth in Schedule 5.16 hereto, the purpose of which is to permit the individuals and entities set forth in Schedule 5.16 hereto to defer the recognition of gain for federal income tax purposes that otherwise would be recognized if certain properties were to be sold and/or certain outstanding loans were to be repaid. EOP, EOP Partnership, Beacon and Beacon Partnership agree to negotiate in good faith the specific provisions of such agreements consistent with the principal terms set forth in Schedule 5.16 hereto and enter into such agreements prior to the Closing Date.

            5.17 RWLP Corp. If requested by EOP Management Corp., Beacon and Beacon Partnership shall use their reasonable best efforts to (a) cause RWLP Corp. to sell its interest in Rowes Wharf Limited Partnership to Design Corp., Construction Corp. or such other person as may be designated by EOP Management Corp. for the fair market value thereof at or within two (2) years after the Effective Time; (b) cause the stockholders of RWLP Corp. to sell all of their stock of RWLP Corp. to Design Corp., Construction Corp. or such other person as may be designated by EOP Management Corp. for the fair market value thereof at or within two (2) years after the Effective Time; and (c) take such other actions in connection with RWLP Corp. as EOP Management Corp. reasonably may request, including, without limitation, converting the general partner interest of RWLP Corp. in Rowes Wharf Limited Partnership into a limited partnership interest and consenting to the substitution of Design Corp., Construction Corp., or such other person as may be designated by EOP Management Corp., as a general partner of Rowes Wharf Limited Partnership.

                                    ARTICLE 6

                                   CONDITIONS

            6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                (a) Shareholder and Partner Approvals. This Agreement, the Mergers and all other matters necessary to consummate the other transactions contemplated to occur on the Closing Date and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals and all required Partner Approvals shall have been obtained.

                (b) HSR Act. The waiting period (and any extension thereof) applicable to the Partnership Merger, the Merger and the transactions contemplated by the Stock Purchase Agreements under the HSR Act, if applicable to the Partnership Merger, the Merger and the transactions contemplated by the Stock Purchase Agreements, shall have expired or been terminated.

                (c) Listing of Shares. The NYSE shall have approved for listing the EOP Common Shares and the EOP Preferred Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, subject to official notice of issuance.

                (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

                (f) Blue Sky Laws. EOP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the EOP Common Shares, EOP Preferred Shares and EOP OP Units issuable in the Mergers.

            6.2 Conditions to Obligations of EOP and EOP Partnership. The obligations of EOP and EOP Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by
EOP:

                (a) Representations and Warranties. The representations and warranties of Beacon and Beacon Partnership set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent such representation or warranty is expressly limited by its terms to another date, and EOP shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Beacon and Beacon Partnership contained herein are so qualified) signed on behalf of Beacon by the chief executive officer or the chief financial officer of Beacon, in such capacity, to such effect.

                (b) Performance of Obligations of Beacon and Beacon Partnership. Beacon and Beacon Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and EOP shall have received a certificate signed on behalf of Beacon by the chief executive officer or the chief operating officer of Beacon, in such capacity, to such effect.

                (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Beacon Material Adverse Change and EOP shall have received a certificate of the chief executive officer or chief operating officer of Beacon, in such capacity, certifying to such effect.

                (d) Tax Opinions Relating to REIT Status and Partnership Status. EOP shall have received (i) an opinion of Goodwin, Procter & Hoar LLP or other counsel to Beacon reasonably satisfactory to EOP, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1994, (x) Beacon was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (y) Beacon Partnership has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Hogan & Hartson L.L.P. or other counsel to EOP reasonably satisfactory to Beacon, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1997, EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Beacon described in clause (i) above).

                (e) Tax Opinion Relating to Merger. EOP shall have received an opinion dated the Closing Date from Hogan & Hartson L.L.P., Sullivan & Cromwell or other counsel reasonably satisfactory to EOP, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EOP Material Adverse Effect or a Beacon Material Adverse Effect.

                (g) "Comfort" Letter. EOP and EOP Partnership shall have received a "comfort" letter from Coopers & Lybrand, LLP, as described in Section 5.1(b).

                (h) Shares of the Management, Design and Construction Companies. All of the voting shares of the Management Company, the Design Company and the Construction Company (other than any such shares owned by Beacon Partnership) shall have been transferred to EOP Management Corp., or its designees or assigns, in accordance with the Stock Purchase Agreements.

            6.3 Conditions to Obligations of Beacon and Beacon Partnership. The obligations of Beacon and Beacon Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Beacon:

                (a) Representations and Warranties. The representations and warranties of EOP and EOP Partnership set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Beacon shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of EOP and EOP Partnership contained herein are so qualified) signed on behalf of EOP by the chief executive officer or the chief financial officer of such party, in such capacity, to such effect.

                (b) Performance of Obligations of EOP and EOP Partnership. EOP and EOP Partnership shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Beacon shall have received a certificate of EOP signed on behalf of EOP by the chief executive officer or the chief financial officer of EOP, in such capacity, to such effect.

                (c) Material Adverse Change. Since the date of this Agreement, there shall have been no EOP Material Adverse Change and Beacon shall have received a certificate of the chief executive officer or chief financial officer of EOP, in such capacity, certifying to such effect.

                (d) Tax Opinions Relating to REIT Status and Partnership Status. Beacon shall have received an opinion of Hogan & Hartson L.L.P. or other counsel to EOP, reasonably satisfactory to Beacon, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1997, (i) EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) EOP Operating Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

                (e) Tax Opinion Relating to Merger. Beacon shall have received an opinion dated the Closing Date from Goodwin, Procter & Hoar LLP, Sullivan & Cromwell or other counsel reasonably satisfactory to Beacon, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of
Section 368(a) of the Code.

                (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EOP Material Adverse Effect or a Beacon Material Adverse Effect.

                (g) "Comfort" Letter. Beacon and Beacon Partnership shall have received a "comfort" letter from Ernst & Young LLP, as described in Section 5.1(b).

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

            7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Shareholder Approvals or the Beacon Unitholder Approvals are obtained:

                (a) by mutual written consent duly authorized by the Board of Trustees of EOP and the Board of Directors of Beacon;

                (b) by EOP, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Beacon or Beacon Partnership set forth in this Agreement, or if any representation or warranty of Beacon or Beacon Partnership shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by April 15, 1998 (or as otherwise extended);

                (c) by Beacon, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership set forth in this Agreement, or if any representation or warranty of EOP or EOP Partnership shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by April 15, 1998 (or as otherwise extended);

                (d) by either EOP or Beacon, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                (e) by either EOP or Beacon, if the Merger shall not have been consummated before April 15, 1998; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

                (f) by either EOP or Beacon (unless Beacon or Beacon Partnership is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Beacon Shareholders Meeting or any adjournment thereof, the Beacon Shareholder Approvals shall not have been obtained as contemplated by Section
5.1 (excluding Section 5.1(d));

                (g) by either Beacon or EOP (unless EOP or EOP Partnership is in breach of its obligations under Section 5.1 (excluding Section 5.1(d)) if, upon a vote at a duly held EOP Shareholders Meeting or any adjournment thereof, the EOP Shareholder Approvals shall not have been obtained as contemplated by
Section 5.1 (excluding Section 5.1(d));

                (h) by Beacon, if prior to the Beacon Shareholders Meeting, the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by Section 7.2;

                (i) by EOP, if (A) prior to the Beacon Shareholders Meeting, the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal,
(B) Beacon shall have entered into any agreement for any Acquisition Proposal, or (C) the Board of Directors of Beacon or any committee thereof shall have resolved to do any of the foregoing; and

                (j) by Beacon at any time during the seven (7) trading day period following the Pricing Period (as defined below) if the Average Closing Price (as defined below) shall be less than Twenty-Seven Dollars and Thirty-Nine Cents ($27.39). If Beacon elects to exercise its termination right pursuant to this Section 7.1(j), it shall give written notice to EOP (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned seven (7) trading day period). For purposes of this Section 7.1(j), (i) the term "Average Closing Price" means the average of the closing prices of EOP Common Stock, on the New York Stock Exchange for all trading days during the Pricing Period, and (ii) "Pricing Period" means the period of twenty
(20) consecutive trading days commencing on the twenty-seventh (27th) trading day prior to the date of the Beacon Shareholders Meeting.

            7.2 Certain Fees and Expenses. If this Agreement shall be terminated
(i) pursuant to Section 7.1(h) or 7.1(i), then Beacon and Beacon Partnership thereupon shall pay to EOP Partnership (provided that Beacon was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), and (ii) pursuant to Section 7.1(b) (subject to the proviso in the final sentence of Section 2.8) or 7.1(f), then Beacon and Beacon Partnership shall pay to EOP Partnership (provided that Beacon was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EOP and EOP Partnership shall pay Beacon Partnership (provided that EOP was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(d) (if primarily resulting from any action or inaction of Beacon or any Beacon Subsidiary), 7.1(e), 7.1(f) or 7.1(j) and prior to the time of such termination an Acquisition Proposal has been received by Beacon or any Beacon Subsidiary, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. If prior to the Beacon Shareholders Meeting the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement and, within twelve (12) months after termination of this Agreement, Beacon or Beacon Partnership enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received prior to the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. If this Agreement shall be terminated pursuant to Section 7.1(j) and within six (6) months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received at the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. The payment of the Break-Up Fee shall be compensation for the loss suffered by EOP and EOP Partnership as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Beacon and Beacon Partnership to EOP Partnership, or the Break-Up Expenses shall be paid by Beacon and Beacon Partnership to EOP Partnership or EOP Partnership to Beacon Partnership (as applicable), in immediately available funds within fifteen (15) calendar days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h)). As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $75,000,000 less Break-Up Expenses paid or payable under this Section 7.2 (the "Base Amount") and (ii) the sum of
(A) the maximum amount that can be paid to EOP Partnership without causing EOP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EOP, and (B) in the event EOP receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EOP has received a ruling from the IRS holding that EOP Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of EOP within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EOP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Beacon's and Beacon Partnership's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EOP Partnership is not able to receive the full Base Amount, Beacon and Beacon Partnership shall place the unpaid amount in escrow and shall not release any portion thereof to EOP Partnership unless and until Beacon receives either one of the following: (i) a letter from EOP's independent accountants indicating the maximum amount that can be paid at that time to EOP Partnership without causing EOP to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events Beacon and Beacon Partnership shall pay to EOP Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "Break-Up Expenses" payable to EOP Partnership or Beacon Partnership, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $10,000,000,
(ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) or (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing EOP or Beacon, as the case may be, to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the EOP or Beacon, as the case may be, and (B) in the event EOP or Beacon, as the case may be, receives a Break-Up Fee Tax Opinion indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of EOP or Beacon, as the case may be, within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount payable under clause (A) above. The obligation of EOP and EOP

Partnership or Beacon and Beacon Partnership, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the independent accountants of EOP or Beacon, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

            7.3 Effect of Termination. In the event of termination of this Agreement by either Beacon or EOP as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EOP, EOP Partnership, Beacon or Beacon Partnership, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and
Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            7.4 Amendment. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of EOP and Beacon at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

            7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

            8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                (a)  if to EOP, to:

                         Equity Office Properties Trust
                         Two North Riverside Plaza, 22nd Floor
                         Chicago, Illinois  60606
                         Attention:  Timothy H. Callahan, President
                                     Stanley M. Stevens, Chief Counsel
                         Fax No.: (312) 559-5021

                     with a copy to:

                         Hogan & Hartson L.L.P.
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109
                         Attention:   J. Warren Gorrell, Jr., Esq.
                                      James E. Showen, Esq.
                         Fax No.: (202) 637-5910

                (b)  if to Beacon, to:

                         Beacon Properties Corporation
                         50 Rowes Wharf
                         Boston, Massachusetts  02110
                         Attention: President
                         Fax.: (617) 251-0151
                    with a copy to:

                         Goodwin Procter & Hoar LLP
                         Exchange Place
                         Boston, Massachusetts 02109
                         Attention:  Gilbert G. Menna, P.C.
                                     Kathryn I. Murtagh, Esq.
                         Fax No.:  (617) 523-1231


     All notices shall be deemed given only when actually received.

            8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Beacon Disclosure Letter, the EOP Disclosure Letter, the Confidentiality Agreement, the Voting Agreements and the other agreements entered into in connection with the Mergers (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral (including, without limitation, in connection with the form of this Agreement executed on September 15, 1997) between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 1.7, 1.11, 5.8, 5.9, 5.15, 5.16, and 8.10 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Beacon who had been members of the Board of Directors of Beacon prior to the Effective Time.

            8.6 Governing Law. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY,

AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

            8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            8.10 EOP Extension Option. Notwithstanding anything to the contrary in Sections 5.1(c), 7.1(b) or 7.1(e), in the event of any preliminary, temporary or other nonfinal judgment, injunction, order, decree or action by any court (each an "Action") preventing, delaying or otherwise materially adversely affecting the consummation of either of the Mergers primarily resulting from any action or inaction of Beacon, EOP shall have the right, in its sole and absolute discretion, by giving written notice to Beacon, to preclude Beacon (for one or more periods aggregating not more than six (6) months) from terminating this Agreement pursuant to Section 7.1(e) or 7.1(h) (unless, in the case of Section 7.1(h), the Board of Directors of Beacon shall have acted in the circumstances described in
Section 7.1(h) without basing its decision in any way, directly or indirectly, on the Action), for the period of such prevention, delay or material adverse effect plus fifteen (15) days, in which event each of the dates referred to in Sections 5.1(c), 7.1(b) or 7.1(e) shall be extended for each such period.

            8.11 Exculpation. This Agreement shall not impose any personal liability on any shareholder, trustee, officer, employee or agent of EOP, and all Persons shall look solely to the property of EOP for the payment of any claim hereunder or for the performance of this Agreement.

            IN WITNESS WHEREOF, EOP, EOP Partnership, Beacon and Beacon Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                              EQUITY OFFICE PROPERTIES TRUST

                              By:   /s/ Timothy H. Callahan
                                    ------------------------------
                              Name:  Timothy H. Callahan
                                    ------------------------------
                              Title: President and CEO
                                    ------------------------------


                              EOP OPERATING LIMITED PARTNERSHIP

                              By:  Equity Office Properties
                                   Trust, its managing general
                                   partner


                              By:   /s/ Timothy H. Callahan
                                    ------------------------------
                              Name:  Timothy H. Callahan
                                    ------------------------------
                              Title: President and CEO
                                    ------------------------------


                              BEACON PROPERTIES CORPORATION

                              By:   /s/ Lionel P. Fortin
                                    ------------------------------
                              Name:  Lionel P. Fortin
                                    ------------------------------
                              Title: Executive Vice President
                                    ------------------------------


                              BEACON PROPERTIES, L.P.

                              By:  Beacon Properties Corporation,
                                   its sole general partner


                              By:   /s/ Lionel P. Fortin
                                    ------------------------------
                              Name:  Lionel P. Fortin
                                    ------------------------------
                              Title: Executive Vice President
                                    ------------------------------

                                SCHEDULE 5.16

                 PRINCIPAL TERMS OF TAX PROTECTION AGREEMENTS

ONE POST OFFICE SQUARE


-    One Post Office Square Beneficiaries:   Harvey I. Steinberg, Alan M.
     Leventhal, Edwin N. Sidman, Paula L. Sidman, Mark S. Leventhal, Robert J. Perriello, Mitchell Beacon L.P. and its partners (Douglas Mitchell and Georgette Mitchell), Laurence Selkovitz, and The Leventhal Family L.P. and its partners (who include Norman B. Leventhal and Muriel Leventhal).

-    Lockout Period:   Ten Years from Closing Date.  One Post Office Square
     Beneficiaries have the unilateral right at any time during such 10-year period to extend the term for another 10 years upon the payment of $125,000 in cash to EOP Partnership.

- Sale Restrictions: EOP Partnership would agree not to undertake, or consent to or otherwise permit, any sale or other disposition, directly or indirectly, of part or all of the One Post Office Square Property (which term also includes any property received in exchange for the One Post Office Square Property in a permitted like-kind exchange or other non-recognition transaction described below) if such disposition would result in the recognition and allocation of any gain for federal income tax purposes to a One Post Office Square Beneficiary pursuant to Section 704(c) of the Code.


            - Such agreement shall not prohibit (i) a transfer of the One Post Office Square Property in a like-kind exchange pursuant to Section 1031 of the Code or in any other transaction that pursuant to a non-recognition provision in the Code that does not result in the current recognition of any gain (including depreciation recapture) to a Post Office Square Beneficiary; and (ii) sales or transfers of building components necessary, in EOP Partnership's reasonable judgment, for the ongoing operation of the One Post Office Square Property.

- Debt Restrictions: EOP Partnership would agree to cause the One Post Office Square Partnership to maintain the existing non-recourse indebtedness, in the approximate amount of $94 million (the "Existing Post Office Square Debt"), in place during the term of Lockout Period, as it may be extended as set forth above, subject to reduction for required amortization payments in accordance with the terms of the Existing Post Office Square Debt. At the maturity of the Existing Post Office Square Debt, EOP Partnership shall use commercially reasonable efforts to cause the One Post Office Square Partnership to obtain replacement financing that qualifies as a "nonrecourse liability" for purposes of Treas. Reg.
     Section 1.752-1(a)(2) in an amount equal to the then outstanding balance of the Existing Post Office Square Debt (or, if less, the maximum amount of such debt then available to the Post Office Square Partnership on commercially reasonable terms), with such replacement financing to provide for the least amount of principal amortization as is available on commercially reasonable terms.

            - EOP Partnership would have the right to refinance the Existing Post Office Square Debt (or any replacement debt obtained therefor) at any time, subject to the same terms and conditions set forth in the preceding paragraph and subject to the additional condition that, unless such refinancing occurs within one year of the maturity of the Existing Post Office Square Debt (or any replacement debt previously obtained therefor), the principal amount of the new replacement financing cannot be less than the outstanding balance of the Existing Post Office Square Debt (or any replacement debt previously obtained therefor) at the time of the refinancing.

            - Notwithstanding the above, in the event EOP Partnership does not maintain sufficient debt to avoid recognition of any gain for federal income tax purposes to a One Post Office Square Beneficiary, EOP Partnership shall pay to each such One Post Office Square Beneficiary in cash an amount equal to the aggregate federal, Massachusetts and local income taxes that are payable by such One Post Office Square Beneficiary with respect to such gain, plus a full gross up for federal, Massachusetts and local taxes payable by such Beneficiary as the result of the Receipt of such payment.

- Optional Termination: EOP Partnership would have the right to terminate all of these restrictions at any time by paying to each of the One Post Office Square Beneficiaries in cash an amount equal to the aggregate federal, Massachusetts and local income taxes that would have been payable by such One Post Office Square Beneficiary if the One Post Office Square Property were sold for the "Section 704(c)" value of the Property on the Closing Date, plus a full gross up for the federal, Massachusetts, and local taxes payable by such Beneficiary as the result of the Receipt of such payment.


CENTER PLAZA

-       Center Plaza Beneficiaries:   Beneficiaries of Partnership Holding
        Trust ("PHT"), who are RLCPA Corp., Scollay Corp., Robert Beal, trustee of Robert Leventhal Trust dated 6/3/66, Muriel B. Leventhal, Alan M. Leventhal, Mark S. Leventhal, and Paula L. Sidman.

-    Lockout Period:   Ten Years from Closing Date.  Center Plaza Beneficiaries
     have the unilateral right at any time during such 10-year period to extend the term for another 10 years upon the payment of $125,000 in cash to EOP Partnership.

- Sale and Option Exercise Restrictions: EOP Partnership would agree (i) not to exercise, or cause or permit any Subsidiary to exercise the option to purchase PHT's interest in Center Plaza Associates and (ii) not to undertake, or consent to or otherwise permit, any sale or other disposition, directly or indirectly, of part or all of the Center Plaza Property (which term also includes any property received in exchange for the Center Plaza Property in a permitted like-kind exchange or other non-recognition transaction described below) if such disposition would result in the recognition and allocation of any gain for federal income tax purposes to a Center Plaza Beneficiaries pursuant to Section 704(c) of the Code.


            - Such agreement shall not prohibit (i) a transfer of the Center Plaza Property in a like-kind exchange pursuant to Section 1031 of the Code or in any other transaction that pursuant to a non-recognition provision in the Code that does not result in the current recognition of any gain (including depreciation recapture) to a Center Plaza Beneficiary; and (ii) sales or transfers of building components necessary, in EOP Partnership's reasonable judgment, for the ongoing operation of the Center Plaza Property.

- Debt Restrictions: In the event that EOP Partnership or any Subsidiary of EOP Partnership exercises the option (as such option may be bifurcated prior to the Closing Date) to purchase the Center Plaza Associates note from Note Holding Trust, EOP Partnership would agree (i) to cause the Center Plaza Associates to put into place and thereafter maintain not less than $43 million of third party non-recourse debt secured by the Center Plaza Property (the "Replacement Financing"), and (ii) to permit PHT and/or the beneficiaries of PHT to guarantee up to $43 million of the Replacement Financing, in such amount as they may select, on a "bottom guarantee" basis (that is, with liability against the guarantors only if, after full recourse to all of the assets securing such debt, the lender has recovered less than the guaranteed amount). At the maturity of any such Replacement Financing, EOP Partnership shall use commercially reasonable efforts to cause Center Plaza Associates to obtain new replacement financing, on the terms set forth above, in an equal to the outstanding balance of the Replacement Financing (or, if less, the maximum amount of such debt then available to the Center Plaza Associates on commercially reasonable terms), with such replacement financing to provide for the least amount of principal amortization as is available on commercially reasonable terms.

            - EOP Partnership would have the right to refinance the Replacement Financing (or any replacement debt previously obtained therefor) at any time, subject to the same terms and conditions set forth in the preceding paragraph and subject to the additional condition that, unless such refinancing occurs within one year of the maturity of the Replacement Financing (or any replacement debt previously obtained therefor), the principal amount of the new replacement financing cannot be less than the outstanding guarantees by PHT (or the PHT beneficiaries) at the time of the refinancing.

            - Notwithstanding the above, in the event EOP Partnership does not maintain sufficient debt to avoid recognition of any gain for federal income tax purposes to a Center Plaza Beneficiary, EOP Partnership shall pay to each such Center Plaza Beneficiary in cash an amount equal to the aggregate federal, Massachusetts and local income taxes that are payable by such Center Plaza Beneficiary with respect to such gain, plus a full gross up for the federal, Massachusetts and local taxes payable by such Beneficiary as the result of the Receipt of such payment.

- Optional Cash Termination: EOP Partnership would have the right to terminate all of these restrictions at any time by paying to each of the Center Plaza Beneficiaries in cash an amount equal to the aggregate federal, Massachusetts and local income taxes that would have been payable by such Center Plaza Beneficiary if the Center Plaza Property were sold for the "Section 704(c)" value of the Property on the Closing Date (which will be the outstanding balance of the debt with respect to the Property on that date), plus a full gross up for the federal, Massachusetts, and local taxes payable by such Beneficiary as the result of the receipt of such payment.

- Optional Property Termination: EOP Partnership would have the right, exercisable at any time after June 1, 1999, to terminate all of these restrictions at any time by offering to redeem the interest of PHT in Center Plaza Associates for property designated by the PHT Beneficiaries.


     In the event that EOP Partnership shall deliver notice of the exercise of its optional property termination right, the PHT Beneficiaries thereafter would have the option, by written notice to EOP Partnership within 15 days after the notice from EOP Partnership, to require that Center Plaza Associates redeem their partnership interests with property to be selected by the PHT Beneficiaries (in their sole discretion) and acquired by Center Plaza Associates (the "PHT Designated Replacement Property"), subject to the following conditions. If the PHT Beneficiaries fail to designate the replacement property within the specified 15 day period or thereafter fail to complete the redemption of their interests as contemplated herein within 90 days for any reason other than a change in law, as described below, all restrictions with respect to Center Plaza Associates shall terminate.

The PHT Designated Replacement Property shall have such value and be subject to such debt as shall be designated by the PHT Beneficiaries, provided that neither Center Plaza nor EOP Partnership shall be required in any event to expend more than $25,000 in excess of the amount of the designated debt in connection with the acquisition and delivery of the PHT Designated Replacement Property to the PHT Beneficiaries. PHT and the PHT Beneficiaries shall provide any credit support necessary to obtain the level of debt that they request with respect to the PHT Designated Replacement Property.

            - The rights of EOP Partnership to cause the optional property termination shall cease if PHT shall deliver to EOP Partnership an opinion of nationally recognized tax counsel to the effect that, as a result of a change in federal income tax law occurring after the date of this Agreement, the delivery of the designated replacement property (in a form other than cash or marketable securities) subject to debt in an amount equal to the negative capital accounts of PHT and the PHT Beneficiaries that is fully recourse to the PHT Beneficiaries, would not be effective to permit PHT Beneficiaries to defer the recognition of gain that otherwise would result if they were to dispose of their interests in Center Plaza Associates in a fully taxable transaction.

- Tax Returns: Unless otherwise agreed to by PHT, EOP Partnership shall cause Coopers & Lybrand to prepare the partnership tax returns for tax years through and including the year in which an optional property termination occurs.


ROWES WHARF LIMITED PARTNERSHIP

-    Rowes Wharf  Beneficiaries:   Norman B. Leventhal, Edwin N. Sidman, Alan
     M. Leventhal, Mark S. Leventhal, Robert J. Perriello, Paula L. Sidman, James Becker, Richard Kelleher, Judith A. Fortin, Estate of Edward J. McCormack, RWLP Corp., and Mitchell Beacon L.P. and its partners (Douglas Mitchell and Georgette Mitchell).

- Consent to Transaction: Notwithstanding any of the restrictions in the Agreement to the contrary, EOP Partnership consents to a redemption, prior to the Closing Date, by the Rowes Wharf Limited Partnership, of the interests of the Rowes Wharf Beneficiaries in Rowes Wharf Limited Partnership for property to be selected by the Rowes Wharf Beneficiaries (excluding the interest in Rowes Wharf Associates) and approved by EOP Partnership (such approval not to be unreasonably withhold), subject to the condition that the Rowes Wharf

     Beneficiaries assume (and hold the Rowes Wharf Limited Partnership harmless for) debt in an amount equal to the cost of such property to Rowes Wharf Limited Partnership, which debt shall be incurred by Rowes Wharf Partnership for the purpose of acquiring such property and delivering it to the Rowes Wharf Beneficiaries.

- Tax Returns: Unless otherwise agreed to by the Rowes Wharf Beneficiaries, EOP Partnership shall cause Coopers & Lybrand to prepare the partnership tax returns for tax years 1997 and 1998 for Rowes Wharf Associates and Rowes Wharf Limited Partnership.

NORMAN LEVENTHAL LOAN GUARANTEE

-    Beneficiary:  Norman Leventhal

-    Term:  Lifetime of Norman Leventhal

- Option to Guarantee Debt: EOP Partnership shall make available to Norman Leventhal, commencing on the closing date and continuing for his lifetime, the opportunity to guaranty $1.5 million of outstanding indebtedness of EOP Partnership.

EXHIBIT A

                               ARTICLES OF MERGER

                                    MERGING

                         BEACON PROPERTIES CORPORATION
                            (A MARYLAND CORPORATION)

                                      INTO

                         EQUITY OFFICE PROPERTIES TRUST
                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)


        FIRST: Equity Office Properties Trust, a Maryland real estate investment trust ("EOP" or the "Surviving Trust"), and Beacon Properties Corporation ("Beacon"), a Maryland corporation, each agree that Beacon will merge with and into EOP (the "Merger") pursuant to the Agreement and Plan of Merger between EOP, EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), Beacon and Beacon Properties, L.P., a Delaware limited partnership ("Beacon Partnership"), dated as of September 15, 1997 (the "Merger Agreement").

        SECOND: EOP will survive the Merger and will continue under the name Equity Office Properties Trust.

        THIRD: The principal office of Beacon in Maryland is located in ________ County. Beacon does not own any interest in land in the State of Maryland. The principal office of the Surviving Trust in Maryland is located in ________ County. EOP does not own any interest in land in the State of Maryland.

        FOURTH: The terms and conditions of the Merger as set forth in these Articles of Merger were advised, authorized and approved by Beacon, in the manner and by the vote required by its charter and the laws of Maryland, as follows:

        (a) At a meeting of the Board of Directors held on September 14, 1997, the Board of Directors adopted a resolution approving the Merger and recommending that the proposed Merger be submitted for consideration by the stockholders.

        (b) At a special meeting of the stockholders held on _______ __, 1998, the stockholders duly approved the Merger by the affirmative vote of the holders of two-thirds (2/3) of the shares of common stock, par value $.01 per share, entitled to vote thereon.

        FIFTH: The terms and conditions of the Merger as set forth in these Articles of Merger were advised, authorized and approved by EOP, in the manner and by the vote required by its declaration of trust and the laws of Maryland, as follows:

        (a) At a meeting of the Board of Trustees held on September __, 1997, the Board of Trustees adopted a resolution approving the Merger and recommending that the proposed Merger be submitted for consideration by the shareholders.

        (b) At a special meeting of the shareholders held on _______ __, 1998, the shareholders duly approved the Merger by the affirmative vote of the holders of a majority of the common shares of beneficial interest, $.01 par value per share, entitled to vote thereon.

        SIXTH: The declaration of trust of the Surviving Trust will be amended as set forth in the Articles Supplementary filed concurrently herewith.

        SEVENTH: The total number of shares of all classes which each party to these Articles of Merger has authority to issue and the number of each class are as follows:

        (a)  EOP.

             The total number of shares of beneficial interest of all classes which EOP has authority to issue is 850,000,000, consisting of:
             750,000,000 common shares of beneficial interest, $.01 par value per share; and 100,000,000 preferred shares of beneficial interest, $.01 par value per share. The aggregate par value of the shares of beneficial interest of all classes of EOP is $8,500,000.

        (b)  Beacon.

             The total number of shares of stock of all classes which Beacon has authority to issue is 175,000,000, consisting of: 100,000,000 shares of common stock, par value $.01 per share; 25,000,000 shares of preferred stock, par value $.01 per share; and 50,000,000 shares of excess common stock, par value $.01 per share. The aggregate par value of the shares of all classes of stock of Beacon is $1,750,000.

        EIGHTH: The manner and basis of converting or exchanging issued and outstanding stock of Beacon into different shares of beneficial interest in the Surviving Trust or other consideration and the treatment of any issued and outstanding stock of the merging entities not to be so converted or exchanged is as follows:

        (a) Effective Time. The Merger shall become effective for state law purposes upon the later of: (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law ("MGCL") and (ii) at __________ _.m., ____________ __, 1998, which effective time is immediately prior to the effective time of the merger of Beacon Partnership into EOP Partnership pursuant to the Merger Agreement (the time the Merger becomes effective being the "Effective Time").

        (b) Effects of the Merger. The Merger shall have the effects set forth in the MGCL.

        (c) Conversion of Common Stock. Upon the Effective Time, each issued and outstanding share of common stock of Beacon ("Beacon Common Share") shall be converted into the right to receive from EOP 1.4063 fully paid and nonassessable common shares of beneficial interest of EOP, $.01 par value per share ("EOP Common Shares"). As of the Effective Time, all Beacon Common Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any Beacon Common Share shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with the applicable provision of the Merger Agreement, certificates representing the shares of EOP Common Shares required to be delivered under this paragraph (c) and any dividends or other distributions with a record date prior to the Effective Time which may have been declared or made by Beacon on such Beacon Common Shares which remain unpaid at the Effective Time.

                (d) Conversion of Preferred Stock. Upon the Effective Time, each issued and outstanding share of 8.98% Series A Cumulative Redeemable preferred stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Share") shall be converted into the right to receive from EOP one 8.98% Series A Cumulative Redeemable preferred share of beneficial interest, liquidation preference $25.00 per share, of EOP ("EOP Preferred Share"). As of the Effective Time, all Beacon Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any Beacon Preferred Share shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with the applicable provision of the Merger Agreement, certificates representing the EOP Preferred Shares required to be delivered under this paragraph (d) and any dividends or other distributions with a record date prior to the Effective Time which may have been declared or made by Beacon on such Beacon Preferred Shares which remain unpaid at the Effective Time.

             (e)  No Fractional Shares.

                  (i)  No certificates or scrip representing
                       fractional EOP Common Shares shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of EOP.

                  (ii) No fractional EOP Common Shares shall
                       be issued pursuant to the Merger. In lieu of the issuance of any fractional EOP Common Shares pursuant to the Merger, each holder of Beacon Common Shares upon surrender of a certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one EOP Common Share on the New York Stock Exchange on the five trading days immediately preceding the closing date by (ii) the fractional amount of one EOP Common Share which such holder would otherwise be entitled to receive.

             (f) EOP Common Shares-. Upon the Effective Time, each common share of beneficial interest of EOP outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and nonassessable common share of beneficial interest of EOP.

        NINTH: Each undersigned Trustee of EOP, representing a majority of the Trustees of EOP, and the undersigned President of Beacon acknowledges these

Articles of Merger to be the act of the respective party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each of __________, President of EOP and ______________, President of Beacon acknowledges, that to the best of his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto as of the ___ day of ________________, 1997.

                                         EOP


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:

                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:


                                         By:
                                             ---------------------------------
                                         Name:
                                         Title:
Attest:




Name:
        ---------------------------------
Title:  Secretary

                                              BEACON


                                              By:
                                              ---------------------------------
                                              Name:
                                              Title:



Attest:




Name:
        ---------------------------------
Title:  Secretary

EXHIBIT B
                            CERTIFICATE OF MERGER
                                     OF
                           BEACON PROPERTIES, L.P.
                                    INTO
                      EOP OPERATING LIMITED PARTNERSHIP


     The undersigned limited partnership, organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, does hereby certify:

     FIRST: That the name and jurisdiction of formation of each of the constituent limited partnerships which is to merge is as follows:


             Name                         State of Formation
             ----                         ------------------
     EOP Operating Limited Partnership           Delaware
     Beacon Properties, L.P.                     Delaware


     SECOND: That an Agreement and Plan of Merger dated as of September 15, 1997 (the "Merger Agreement") by and among Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), EOP Operating Limited Partnership, Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P. has been approved and executed by each of the constituent limited partnerships in accordance with the requirements of Section 17-211(b) of the Delaware Revised Uniform Limited Partnership Act.

     THIRD: That the name of the surviving limited partnership is EOP Operating Limited Partnership (the "Surviving Limited Partnership").

     FOURTH: That the effective time of the merger is upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, which effective time is immediately after the effective time of the merger of Beacon into EOP pursuant to the Merger Agreement.

     FIFTH: That the executed Merger Agreement is on file at a place of business of the Surviving Limited Partnership. The address of such place of business is Two North Riverside, 22nd Floor, Chicago, Illinois 60606.

     SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Limited Partnership, on request and without cost, to any partner of the constituent limited partnerships.

     IN WITNESS WHEREOF, Equity Office Properties Trust, the Managing General Partner of EOP Operating Limited Partnership has caused this Certificate of Merger to be signed by a duly authorized officer, this ________ day of _______________ 1997.

                                    EOP OPERATING LIMITED
                                    PARTNERSHIP

                                    By:  Equity Office Properties Trust,
                                         Its Managing General Partner



                                         By:
                                            -------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------





                                     -2-